UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:

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☒Definitive Information Statement

CSI Compressco LP
(Name of Registrant as Specified In Its Charter)

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CSI COMPRESSCO LP

24955 Interstate 45 North

The Woodlands, Texas 77380

NOTICE OF ACTION BY WRITTEN CONSENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

November 8, 2018

To our common and Series A preferred unitholders:

The purpose of this notice of action by written consent and information statement is to advise the common and Series A preferred unitholders (collectively, our “unitholders”) of CSI Compressco LP (the “Partnership”) of the approval, by written consent, of the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 5,037,122 common units to be reserved and available for delivery with respect to awards under the Amended LTIP.

We are not asking you to approve the Amended LTIP. The Amended LTIP was unanimously approved by the board of directors of CSI Compressco GP Inc., our general partner (the “General Partner”), on October 6, 2018. Although approval by unitholders of the Amended LTIP is also required by rules of the Nasdaq Global Market (“Nasdaq”), we are not soliciting your vote because on October 26, 2018, CSI Compressco GP Inc., CSI Compressco Investment LLC, TETRA International Incorporated, OppenheimerFunds, Inc., Oppenheimer Steelpath MLP Income Fund, Hudson Bay MLP Fund LP, HBC MLP LLC, Merced Partners V, L.P., Athilon Capital Corp. LLC, and Merced Partners Limited Partnership (the “Consenting Majority Unitholders”), which collectively held a majority of our outstanding common and Series A preferred units (on an as-converted basis) as of that date, also approved the Amended LTIP by written consent in lieu of a special meeting of unitholders, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent is sufficient to adopt the Amended LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders as described above, under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the Amended LTIP can become effective is November 28, 2018. A copy of the Amended LTIP is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the Amended LTIP and this action by the Consenting Majority Unitholders. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Second Amended and Restated Agreement of Limited Partnership, as amended, and Delaware law.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to the Definitive Information Statement on Schedule 14C and related materials (the “Information Statement Materials”) primarily via the Internet, rather than mailing paper copies of the Information Statement Materials to each unitholder. Beginning on November 8, 2018, we will mail to each unitholder of record as of October 26, 2018 a Notice of Internet Availability of Information Statement with instructions on how to access the Information Statement Materials.

If you have any questions, please contact our Corporate Secretary at (281) 364-2244.

Sincerely,

/s/ Owen Serjeant

Owen Serjeant, President

CSI Compressco GP Inc.

CSI COMPRESSCO LP

24955 Interstate 45 North

The Woodlands, Texas 77380

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

November 8, 2018

To our common and Series A preferred unitholders:

This information statement is being furnished to the common and Series A preferred unitholders (collectively, our “unitholders”) of CSI Compressco LP (the “Partnership”) of record as of October 26, 2018 to provide information about the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 5,037,122 common units to be reserved and available for delivery with respect to awards under the Amended LTIP.

We are not asking you to approve the Amended LTIP. The Amended LTIP was unanimously approved by the board of directors of CSI Compressco GP Inc., our general partner (the “General Partner”), on October 6, 2018. Although approval by unitholders of the Amended LTIP is also required by rules of the Nasdaq Global Market (“Nasdaq”), we are not soliciting your vote because on October 26, 2018, CSI Compressco GP Inc., CSI Compressco Investment LLC, TETRA International Incorporated, OppenheimerFunds, Inc., Oppenheimer Steelpath MLP Income Fund, Hudson Bay MLP Fund LP, HBC MLP LLC, Merced Partners V, L.P., Athilon Capital Corp. LLC, and Merced Partners Limited Partnership (the “Consenting Majority Unitholders”), which collectively held a majority of our outstanding common and Series A preferred units (on an as-converted basis) as of that date, also approved the Amended LTIP by written consent in lieu of a special meeting of unitholders to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. This action by written consent is sufficient to adopt the Amended LTIP without the affirmative vote of any other unitholders. Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Unitholders as described above, under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement is sent or given to our unitholders. Therefore, the earliest possible date on which the Amended LTIP can become effective is November 28, 2018. A copy of the Amended LTIP is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to the Definitive Information Statement on Schedule 14C and related materials (the “Information Statement Materials”) primarily via the Internet, rather than mailing paper copies of the Information Statement Materials to each unitholder. Beginning on November 8, 2018, we will mail to each unitholder of record as of October 26, 2018 a Notice of Internet Availability of Information Statement with instructions on how to access the Information Statement Materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Amended LTIP, passed upon the merits or fairness of the Amended LTIP or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Sincerely,

/s/ Owen Serjeant

Owen Serjeant, President and Director

CSI Compressco GP Inc.

TABLE OF CONTENTS

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER AND CONSENTING MAJORITY UNITHOLDERS	1
DISSENTER’S RIGHT OF APPRAISAL	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS	2
EXECUTIVE AND DIRECTOR COMPENSATION	4
Compensation Discussion and Analysis	4
Executive Summary	4
Roles and Process	7
Compensation Elements	8
2017 LTI Awards	13
CEO Pay Ratio	14
Tax Deductibility of Compensation	14
Perquisites	15
Employment Agreements	15
Double Trigger Change of Control Agreements	16
Indemnification Agreements	16
Actions Taken Following Fiscal Year End	16
Compensation Committee Report	16
Compensation of Executive Officers	17
Grants of Plan-Based Awards	18
Outstanding Equity Awards at Fiscal Year End	21
Option Exercises and Stock Vested	22
Nonqualified Deferred Compensation	22
Potential Payments upon a Change of Control or Termination	23
Director Compensation	25
ADOPTION OF THE SECOND AMENDED AND RESTATED LONG TERM INCENTIVE PLAN	28
Description of the Amended LTIP	28
U.S. Federal Income Tax Consequences of the Amended LTIP	31
New Plan Benefits Under the Amended LTIP	33
Previously Awarded Options, Warrants or Rights	34
Equity Compensation Plan Information	34
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE AMENDED LTIP	35
VOTING PROCEDURES	35
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	35
DELIVERY OF DOCUMENTS TO UNITHOLDERS SHARING AN ADDRESS	35

i

ACTION BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER
AND CONSENTING MAJORITY UNITHOLDERS

As used in this information statement unless the context otherwise requires: “we,” “our,” “us” and the “Partnership” refer to CSI Compressco LP and, where the context requires, our subsidiaries.

On  October 6, 2018, the board of directors of CSI Compressco GP Inc. (our “General Partner”), the general partner of  CSI Compressco LP, unanimously approved  resolutions adopting the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which among other things, provides for 5,037,122 common units to be reserved and available for delivery with respect to awards under the LTIP, subject to the requisite unitholder approval as required by the rules of the Nasdaq Global Market (“Nasdaq”). Under Delaware law and under our Second Amended and Restated Agreement of Limited Partnership,  as amended (the “Partnership Agreement”), any action that may be taken at a meeting of common and Series A preferred unitholders may be taken without a meeting, without prior notice and without a vote, if approval in writing setting forth the action so taken is signed by the holders of outstanding limited partnership units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all common and Series A preferred units entitled to vote thereon were present and voted. On October 26, 2018, the action taken by the board of directors of the General Partner (the “Board”) regarding the Amended LTIP was approved by written consent of CSI Compressco GP Inc., CSI Compressco Investment LLC, TETRA International Incorporated, OppenheimerFunds, Inc., Oppenheimer Steelpath MLP Income Fund, Hudson Bay MLP Fund LP, HBC MLP LLC, Merced Partners V, L.P., Athilon Capital Corp. LLC, and Merced Partners Limited Partnership (the “Consenting Majority Unitholders”), which collectively held approximately 70.44% of our outstanding common and Series A preferred units (on an as-converted basis) as of that date, to be effective 20 calendar days after the date this information statement is sent or given to our unitholders. Consequently, no meeting of our common or Series A preferred unitholders will be held to approve the Amended LTIP.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, unitholders are not entitled to dissenter’s rights of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 26, 2018, there were a total of 44,032,596 common units and 3,294,500.33 Series A preferred units issued and outstanding. Each common unitholder is entitled to one vote for each common unit held by such holder. The Series A preferred unitholders are entitled to vote on an as-converted basis, with each Series A preferred unitholder entitled to 1.0035 votes for each Series A preferred unit held by such holder. As of October 26, 2018, the Consenting Majority Unitholders were the record owners of an aggregate 27,440,876 common units and 3,577,694 Series A preferred units, representing a majority of the issued and outstanding common units and Series A preferred units (on an as-converted basis) of CSI Compressco LP. The Consenting Majority Unitholders, as the holders of a majority of our outstanding common units and Series A preferred units (on an as-converted basis), have approved the Amended LTIP as described above.

Preemptive Rights. Pursuant to our Partnership Agreement, no person, other than our General Partner, has any preemptive, preferential or other similar rights with respect to the issuance of our Partnership Interests, including our common units or Series A preferred units. Our General Partner has the right, which it may assign to any of its affiliates, to purchase Partnership Interests from us whenever, and on the same terms that, we issue Partnership Interest to persons other than our General Partner and its affiliates, to the extent necessary for the General Partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such Partnership Interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS

The following table sets forth the beneficial ownership of our units held by each person who beneficially owns 5% or more of our outstanding common units and:

•	our directors;
•	our Named Executive Officers; and
•	our directors and executive officers as a group.

The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable.

Name and Business Address of Beneficial Owner	Common Units Beneficially Owned		Percentage of Class(1)
TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380	16,201,115	(2)	36.79%
OppenheimerFunds, Inc. 225 Liberty Street New York, New York 10281	4,939,848	(3)	11.22%
Hudson Bay Capital Management LP 777 Third Avenue, 30th Floor New York, New York 10017	4,079,568	(4)	9.9%
Goldman Sachs Asset Management 200 West Street New York, New York 10282	3,321,164	(5)	9.1%
Stuart M. Brightman	43,097		*
Paul D. Coombs	41,376		*
D. Frank Harrison	41,790		*
James R. Larson	48,602		*
Brady M. Murphy	—		*
William D. Sullivan	56,145		*
C. Brad Benge	37,560		*
Ronald J. Foster	99,540		*
Levent Caglar	33,748		*
Director and executive officers as a group (14 persons)	597,135		1.36%

*	Less than 1%.
(1)	Reflects common units beneficially owned as a percentage of common units outstanding.
(2)

The common units beneficially owned by TETRA Technologies, Inc. are directly held of record by our General Partner, CSI Compressco Investment, LLC, and TETRA International Incorporated, each a wholly owned subsidiary of TETRA Technologies, Inc. Each of our General Partner and TETRA International Incorporated has sole voting and investment power over the common units held by them. As a result, TETRA Technologies, Inc. has indirect, sole voting and investment power over the common units held by our General Partner and TETRA

International Incorporated. In addition, the number of common units does not include common units that are issuable within sixty (60) days of October 26, 2018, upon conversion of a portion of the Preferred Units held by CSI Compressco Investment LLC. Such Preferred Units are converted into common units based upon a conversion price determined by the trading prices of the common units over the month preceding the conversion date and as a result, the number of common units is indeterminable at this time.

(3)	As of October 26, 2018, Oppenheimer Funds, Inc. reports shared voting power and shared dispositive power with respect to 4,939,848 of our common units.
(4)

As of October 26, 2018, Hudson Bay Capital Management L.P. and Sander Gerber report shared voting power and shared dispositive power with respect to 2,063,048 of our common units (including 476,636 common units issuable upon conversion of Series A Preferred Units). Hudson Bay Capital Management L.P. serves as the investment manager to Hudson Bay MLP Fund LP and HB Fund LLC. HB Fund LLC serves as the managing member of HBC MLP LLC. The common reported are held by Hudson Bay MLP Fund LP and HBC MLP LLC. Hudson Bay Capital Management L.P. may be deemed to be the beneficial owner of all common units held by HBC MLP LLC and all common units underlying the securities held by Hudson Bay MLP Fund LP and HBC MLP LLC. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, the general partner of Hudson Bay Capital Management LP, and disclaims beneficial ownership of such common units.

(5)

Pursuant to a Schedule 13G/A dated February 8, 2018, Goldman Sachs Asset Management, L.P., together with G.S. Investment Strategies, LLC, report shared voting power and shared dispositive power with respect to 3,321,164 of our common units.

The following table sets forth certain information with respect to the beneficial ownership of the common stock of TETRA as of October 26, 2018 with respect to (i) our directors; (ii) our Named Executive Officers; and (iii) our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Stuart M. Brightman	2,122,908	(1)	1.69%
Paul D. Coombs	775,552		*
D. Frank Harrison	—		*
James R. Larson	—		*
Brady M. Murphy	—		*
William D. Sullivan	191,624		*
C. Brad Benge	—		*
Ronald J. Foster	53,501	(2)	*
Levent Caglar	—		*
Director and executive officers as a group (15 persons)	4,612,834	(3)	3.68%

(1)	Includes 953,650 shares subject to options exercisable within 60 days of October 26, 2018.
(2)	Includes 46,000 shares subject to options exercisable within 60 days of October 26, 2018.
(3)	Includes 1,384,123 shares subject to options exercisable within 60 days of October 26, 2018.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our General Partner is an indirect, wholly owned subsidiary of TETRA and has sole responsibility for conducting our business and managing our operations. All of our executive officers and other personnel necessary for the operation of our business are employed or compensated by our General Partner, our subsidiaries, or TETRA and its subsidiaries. We may refer to such individuals as “our employees” in this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis (“CD&A”) is designed to provide an understanding of our compensation philosophy and objectives and insight into the process by which our specific compensation practices are established. This CD&A is focused on the total compensation of the President and other officers of our General Partner named in the Summary Compensation Table (collectively, the “Named Executive Officers” or “NEOs”) and other officers of our General Partner designated as our senior managers (together with our NEOs, “Senior Management”). The Compensation Committee of TETRA’s Board of Directors (the “Compensation Committee”) is responsible for the oversight of compensation programs that apply to a broad base of our employees, and for specific compensation decisions that relate to our NEOs who are employed by our General Partner. Mr. Brightman, who serves as the Chief Executive Officer of TETRA and the Chairman of the Board of Directors of our General Partner, also served as our President from August 1, 2017 through November 20, 2017. Mr. Serrano, who serves as the Senior Vice President and Chief Financial Officer of TETRA, also serves as our Chief Financial Officer. Neither Mr. Brightman nor Mr. Serrano is presently, nor were either of them previously, an employee of our General Partner. Mr. Brightman and Mr. Serrano’s primary business responsibilities are for TETRA and they devote less than a majority of their business time to our General Partner and us. Accordingly, the Compensation Committee, acting in its capacity as such for TETRA, is responsible for establishing the compensation of Messrs. Brightman and Serrano, and we have no control over their compensation. We have not formed, and do not intend to form, a compensation committee, and for the immediate future the Board intends to continue to delegate oversight of certain aspects of our compensation programs to the Compensation Committee.

Our relationship with our General Partner and TETRA relating to the personnel who operate our business is governed by the Omnibus Agreement dated June 20, 2011 and amended on June 20, 2014, among us, our General Partner and TETRA (as amended, the “Omnibus Agreement”). Under the terms of the Omnibus Agreement, we reimburse our General Partner and TETRA for certain expenses incurred on our behalf, including a portion of the compensation of employees of our General Partner and TETRA who perform services on our behalf.

The compensation expense allocated to us in 2017 with respect to each of our NEOs, other than Messrs. Brightman and Serrano, was 100% of their total compensation, since each of our NEOs, other than Messrs. Brightman and Serrano, devote virtually all of their business time to our operations. Under our Omnibus Agreement, certain corporate and administrative departments of TETRA allocate a percentage of their costs to us for reimbursement for services provided by them on our behalf. While the departments of Messrs. Brightman and Serrano make such an allocation under the Omnibus Agreement, no portion of such expenses is specifically based on their time and there is no reimbursement by us specifically for the cost of their services. Accordingly, the compensation disclosed herein for our NEOs other than Messrs. Brightman and Serrano reflects all of the compensation expense that is payable by us under the Omnibus Agreement with regard to such individuals. None of the cash compensation or other benefits made available to Messrs. Brightman and Serrano by TETRA were based on the specific services provided to us.

Executive Summary

We are a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. We sell standard and custom-designed compressor packages and oilfield fluid pump systems, and provide aftermarket services and compressor package parts and components manufactured by third-party suppliers. We provide these compression services and equipment to a broad base of natural gas and oil exploration and production, midstream, and transmission companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina.

As a result of our relationship with TETRA, the compensation of our NEOs is structured in a manner similar to TETRA’s compensation of its executive officers. In addition, the compensation policies and practices of our General Partner are similar to those of TETRA. Our compensation practices for fiscal year 2017 were strongly influenced by the unprecedented decline in oil and natural gas prices that began in June 2014 and continued through 2015 and most of 2016. The Compensation Committee gave significant weight to our 2017 results and expected activity levels in 2018 in its consideration of our executive compensation.

The following CD&A addresses our compensation practices, philosophies and objectives as they relate to our NEOs and other members of our Senior Management who are employed by our General Partner. Because TETRA makes all decisions regarding the compensation for Messrs. Brightman and Serrano, those decisions are not discussed in this CD&A and unless specified to the contrary below, references in the following CD&A to “NEOs,” “executive officers,” or “Senior Management” do not include Messrs. Brightman and Serrano. The total compensation paid by TETRA to Messrs. Brightman and Serrano in 2017 will be disclosed in TETRA’s Proxy Statement for its Annual Meeting of Stockholders to be held on May 4, 2018.

Impact of the Industry Downturn on Compensation

The unprecedented and lengthy downturn experienced by the oil and gas service industry beginning in 2014 required us to take certain cost reduction actions during 2015 and 2016 that had a significant impact on several elements of Senior Management compensation. As we moved through 2017 and began to see signs of a recovery for the industry, we were able to effectively return most elements of Senior Management compensation to pre-downturn (2014) levels. In the latter half of 2017 and entering 2018, we are cognizant of the fact that our Senior Management compensation will require adjustment during 2018 in order to retain talent in the recovering market, which is characterized by a highly competitive labor market, particularly in certain geographic areas in which we operate.

•

Reinstatement of Base Pay. As part of our cost reduction efforts during the downturn, in May of 2016 the Compensation Committee approved 10% reductions in the base salaries of each of our NEOs employed by us at that time. The base salaries of each of our NEOs who were subject to the reduction were reinstated in April of 2017.

•

Reinstatement of Company Match under 401(K) Plan. As part of our cost reduction efforts, in May of 2016 TETRA suspended making matching contributions under the 401(K) Plan, which impacted all of our NEOs who were participants in the plan at that time. The matching contribution was reinstated for all participants in our 401(K) Plan, including our NEOs, in August of 2017.

•

Payout of 2017 Annual Cash Incentive Awards. Based on our actual 2017 performance compared to performance measures established by the Compensation Committee for our 2017 annual cash incentive awards, portions of such awards granted to certain of our NEOs were determined to be earned. The earned amounts of such annual incentive awards are expected to be paid to our NEOs on or about March 9, 2018.

Overall Compensation Structure

We seek to structure a balance between achieving positive short-term annual results and ensuring long-term viability and success by providing both annual and long-term incentive opportunities. The following graphic illustrates the components of the total compensation opportunities available to members of our Senior Management:

Key Compensation Practices and Policies

We have implemented and continue to maintain compensation practices and policies that we believe contribute to good governance.

What We Do	What We Don’t Do

☑Use performance measure to align pay with performance

☑The compensation consultant is retained directly by the Compensation Committee and does not provide any services to management

☑Every member of the Compensation Committee is independent as defined in the listing standards of the NYSE and NASDAQ

☑We have adopted procedures for grants of equity awards that provide guidelines under which annual and other equity awards may be granted

☒Our insider trading policy prohibits transactions involving short sales, the buying or selling of puts calls or other derivative instruments, and transactions involving certain forms of hedging or monetization

☒Provide tax gross-ups or executive perquisites

☒Allow single-trigger severance or change of control agreements

Overview of Compensation Philosophy and Objectives

In order to recruit and retain highly qualified and competent individuals as Senior Management, we strive to maintain a compensation program that is competitive in the labor markets in which we operate. Our guiding philosophy is to maintain an executive compensation program that will attract, retain, motivate, and reward highly qualified and talented individuals to enable us to perform better than our competitors. The following are our key objectives in setting the compensation programs for our Senior Management:

•	design competitive total compensation programs that enhance our ability to attract and retain knowledgeable and experienced Senior Management;
•	motivate our Senior Management to deliver outstanding financial performance and meet or exceed general and specific business, operational, and individual performance objectives;
•	establish salary and annual cash incentive compensation levels that reflect competitive market practices in relevant markets and are generally within the median range for the relevant peer group;
•	provide long-term incentive compensation opportunities that are consistent with our overall compensation philosophy;
•	provide a significant percentage of total compensation that is “at risk,” or “variable,” based on predetermined performance measures and objectives; and
•	ensure that a significant portion of the total compensation package is determined by equity value, thus assuring an alignment of Senior Management with our unitholders.

Focus on Performance-Based Pay

In establishing target compensation levels, the Compensation Committee places a significant portion of our NEOs’ compensation “at-risk” through the use of variable compensation, much of which is performance-based. Variable pay includes the following:

•	Annual Incentives - performance-based cash incentives for achievement of specified performance objectives on an annual basis.
•	Performance-Based Unit Awards - performance-based equity incentives that are earned only if specified long-term performance objectives are achieved.
•	Time-Based Unit Awards - time-based equity compensation, the long-term value of which depends on the market price for the Partnership’s common units.

Roles and Process

Role of the Compensation Committee. Our Board has appointed the Compensation Committee to discharge many of its responsibilities relating to the compensation of our executive officers. With regard to certain actions that must be taken directly by our Board, the Compensation Committee provides recommendations to the Board that are consistent with our compensation philosophy, programs, and objectives, which are largely a reflection of TETRA’s compensation philosophy, programs, and objectives.

The Compensation Committee has the authority to retain compensation consultants, outside counsel, or other advisers to assist the committee in the discharge of its duties. In any given year, the Compensation Committee bases its decision on whether to retain a compensation consultant on factors including prevailing market conditions, regulatory changes governing executive compensation, and the quality of any other relevant data that may be available. If a compensation consultant is engaged with respect to our compensation programs, the Chairman of the Compensation Committee maintains a direct line of communication with the consultant and arranges meetings with the consultant that may include other members of the committee and/or our President, TETRA’s CEO and certain members of TETRA’s senior management, including TETRA’s President and Chief Operating Officer (“COO”). The Compensation Committee, and/or its Chairman, also periodically meets with the compensation consultant independently of management. Through this communication with the Chairman of the Compensation Committee, the consultant reports to, and acts at the discretion of, the Compensation Committee.

Role of Compensation Consultant. During 2016, the Compensation Committee retained the services of Pearl Meyer & Partners (“Pearl Meyer”), an independent provider of compensation consulting services, to assist the Compensation Committee in its review of our compensation programs. As part of the engagement, Pearl Meyer provided the Compensation Committee with an evaluation of industry trends and executive compensation issues in August of 2016 that indicated that most companies in our industry had, by that time, frozen or reduced executive base salaries.

Before engaging Pearl Meyer, the Compensation Committee confirmed that Pearl Meyer does not provide other services to us, to our General Partner, or to TETRA; has procedures in place to prevent conflicts of interest; and, does not have a business or personal relationship with any of the executive officers of our General Partner, any of TETRA’s executive officers, or any member of the Compensation Committee. The individual consultants involved in the engagement do not own our limited partner units, nor do they own TETRA’s common stock. The Compensation Committee discussed these considerations and concluded that there were no conflicts of interest with respect to the consulting services provided by Pearl Meyer.

Role of our President. Our President makes recommendations to the Compensation Committee with regard to salary adjustments and the annual and long-term incentives to be provided to our Senior Management, excluding himself. TETRA’s COO and CEO make recommendations to the Compensation Committee with regard to salary adjustments and the annual and long-term incentives to be provided to our President. Based upon his judgment and experience and in consultation with TETRA’s COO and CEO, taking into consideration available industry-based compensation surveys and other compensation data and analysis, including data provided by the Compensation Committee’s consultant, if one is retained for that year, our President annually reviews with the Compensation Committee specific compensation recommendations for Senior Management. In preparation for these evaluations, the Compensation Committee reviews an annual compensation report that presents current annual base salaries, annual incentive targets, annual incentives earned and the values of outstanding equity-based and other long-term compensation, to provide the Compensation Committee with a detailed picture of how the various components of total compensation paid or to be paid to each member of Senior Management, including our President, aggregate in the current year.

In its review of the annual compensation report and its consideration of whether changes in compensation recommended by the President and TETRA’s COO and CEO are in line with our overall compensation philosophy, current competitive market conditions, and current economic conditions, the Compensation Committee considers performance evaluations of and compensation recommendations for each member of Senior Management as well as its own performance evaluations of Senior Management, and, if a compensation consultant is retained for that year, the analysis and report of the compensation consultant. The Compensation Committee reviews the annual compensation report among themselves and with our President and TETRA’s CEO and approves any prospective changes in compensation for Senior Management other than our President. The Compensation Committee, in an executive session that includes TETRA’s CEO, establishes the compensation for our President.

Compensation Elements

We strongly believe that Senior Management should be compensated with a package that includes, at a minimum, the following three elements:

•	salary and industry standard benefits,
•	performance-based annual incentive compensation, and
•	equity-based long-term incentive compensation.

A significant portion of the total prospective compensation paid to each member of Senior Management should be tied to measurable financial and operational objectives. These objectives may include absolute performance and performance relative to a peer group. During periods when performance meets or exceeds established objectives, Senior Management should be paid at or above the levels targeted for such objectives. When objectives are not met, incentive award payments, if any, should be less than levels targeted for such objectives. The Compensation Committee seeks to structure a balance between achieving strong short-term annual results and ensuring long-term viability and success. To reinforce the importance of this balance, we provide each member of Senior Management with both short-term and long-term incentives. Currently, short-term incentive opportunities for Senior Management are in the form of annual cash incentives that are based on both objective performance criteria and subjective criteria. Long-term incentives generally include equity awards that typically vest over multiple years and performance-based equity awards that vest at the end of a three-year period based on the level of attainment of established performance objectives. While the mix of salary, annual cash incentives, and long-term incentives earned by Senior Management can vary from year-to-year depending on individual performance and on our overall performance, the Compensation Committee believes that long-term incentives, the potential future value of which is heavily contingent on our long-term success, should constitute a significant portion of total compensation in any one year.

Salary. We believe that a competitive salary program and industry standard benefits are important factors in our ability to attract and retain talented Senior Management employees. The Compensation Committee typically reviews relevant compensation data and analysis provided by its compensation consultant, if one is retained for that year, or by management if no compensation consultant is engaged, to ensure that our salary program is competitive. In this respect, the Compensation Committee uses the survey data and compensation paid by peer companies as a market check on the salaries and other elements of compensation it establishes. The Compensation Committee reviews the salaries of all members of our Senior Management at least annually. Base salaries may be adjusted for performance, which may be individual or company-wide performance, expansion of duties, and changes in market salary levels. In considering salary adjustments each year, the Compensation Committee gives weight to the foregoing factors, with particular emphasis on corporate performance goals, our President’s analysis and TETRA’s COO’s and CEO’s analysis of each individual’s performance, and their specific compensation recommendations. However, the Compensation Committee does not rely on formulas and considers all factors when considering salary adjustments.

With the exception of Mr. Serjeant who was first hired by us in November of 2017 and was not subject to the salary reduction program, salary reductions that were implemented during 2016 reducing the base salaries of our NEOs by 10% were still in effect as we entered 2017. On April 1, 2017, the base salary of each of our NEOs who was subject to the 2016 reduction was reinstated. The table below sets forth the base salaries that were in effect for our NEOs as of December 31, 2017. Mr. Knox, our former President, and Mr. Coffie, our former Chief Financial Officer, were no longer employed by us as of year-end.

Name	Title	Base Salary as of December 31, 2017
Owen Serjeant	President	$410,000
Ronald J. Foster	Sr. Vice President & Chief Marketing Officer	325,000
C. Brad Benge	Vice President of Operations	240,000
Levent Caglar	Vice President North America Sales, Compression Services	249,000
Timothy A. Knox	Former President	n/a
Derek C. Coffie	Former Chief Financial Officer	n/a

Annual Performance-Based Incentive Compensation. Our NEOs and other key employees are eligible to receive annual performance-based cash incentive awards pursuant to TETRA’s Cash Incentive Compensation Plan. The Cash Incentive Compensation Plan was adopted by TETRA’s Board of Directors to provide greater focus on TETRA’s strategic business objectives, further its compensation philosophy, emphasize pay-for-performance, and provide competitive compensation opportunities.

Each member of our Senior Management is provided with an annual, performance-based incentive opportunity, calculated as a percentage of base salary. For each award opportunity, a threshold, target, stretch, and over achievement performance objective is established for each applicable performance measure and the amount of the award payment that may be received is based on the level of achievement of such performance objectives, subject to the discretion of the Compensation Committee.

As part of its December 2016 review of the compensation of our NEOs, the Compensation Committee reviewed a preliminary estimate of the aggregate amount of annual cash incentive compensation to be awarded under TETRA’s Cash Incentive Compensation Plan based on 2016 performance, and discussed the overall effectiveness of the plan in furthering our compensation philosophy. In its consideration of changes for the 2017 plan year, the Compensation Committee gave significant weight to the impact of the prolonged downturn on our industry, and elected not to make changes to the award opportunities available to our NEOs for the 2017 plan year.

The following table sets forth the award opportunities for the 2017 plan year, shown as a percentage of base salary for certain of our NEOs under the Cash Incentive Compensation Plan. Mr. Serjeant, who was not employed by us until November of 2017, did not receive an award opportunity for the 2017 performance period. Mr. Knox, our former President, and Mr. Coffie, our former Chief Financial Officer, were no longer employed by us as of year end 2017.

2017 Award Opportunities - Annual Cash Incentive Compensation Plan
	Threshold	Target	Stretch	Over Achievement
Owen Serjeant	—%	—%	—%	—%
Ronald J. Foster	14%	45%	23%	90%
C. Brad Benge	11%	35%	18%	70%
Levent Caglar	11%	35%	18%	70%
Timothy A. Knox	18%	60%	30%	120%
Derek C. Coffie	11%	35%	18%	70%

The Compensation Committee may establish both financial and non-financial performance measures each year. As part of our ongoing efforts to build a robust culture of performance and a customer-centric environment, each performance measure under the 2017 plan was aligned to one of our four CØRE categories:

Under the Cash Incentive Compensation Plan for 2017, actual results for the Adjusted EBITDA performance measure must reach a minimum threshold level of 80% of the established target performance objective for any payments to be earned; below that level of performance, no amount may be paid for any performance measure other than Individual Performance Objectives (IPOs). In addition, if actual results for the Adjusted EBITDA performance measure did not exceed 100% of the target performance objective, no other performance measure could be earned above the target level, regardless of actual results. A threshold payment level of 30% corresponds to the threshold performance level of 70 - 80% of each established performance objective (with the exception of performance measures in the Drive to Zero category, for which no payment is earned for results below the target performance level); for actual results that fall between threshold and target, straight line interpolation is used to determine the earned amount of the award.

The following table shows each performance measure for our NEOs, the CØRE strategy to which it aligns, the target performance objective under our 2017 annual incentive plan, our 2017 results, the percentage of the target performance objective attained, and the resulting percentage of the award deemed to have been earned based on 2017 results and the performance criteria discussed above.

	Strategy	Performance Measure	Target Performance Objective	Result of 2017 Performance Period	% of Target Attained (1)	% of Target Earned (1)
CUSTOMERS	Develop new business, retain customers and manage price to protect market share	New AMS Parts & Business	$4.0 million	$7.8 million	196.1%	100.0%
		New Unit Sales	$47.8 million	$38.4 million	80.3%	54.1%
		Fleet Utilization	83.7% by year-end	83.2%	99.4%	95.8%
DRIVE to ZERØ	Change behaviors, identify hazards, and manage risks to Drive to Zero incidents	TRIR(2)	0.93	1.76	0.0%	0.0%
		CVIR(2)	0.56	0.48	114.3%	100%
		BBO Participation(2)	75%	91%	121.3%	100%
RETURNS	Identify synergies, optimize costs and leverage to safeguard profitability	Adjusted EBITDA	$93.8 million	$81.1 million	86.5%	52.7%
		Distributable Cash Flow	$54.0 million	$31.8 million	58.5%	0.0%
EMPLOYEES	Train, retain, and recognize high value employees to improve performance	Retention	90% of high value employees	100% retention	100.0%	100.0%
		Performance Review	Annual Review	100.0% completion	100.0%	100.0%
		Training	1 training completed per qtr, per employee	Better than 90% of employees completed each quarterly training	100.0%	100.0%

(1)

Performance measures that were attained above the target (100%) performance level were capped at target payout under the performance criteria described above. For performance measures attained below the target (100%) performance level, straight line interpolation was used to determine the percentage of target earned.

(2)	Total Recordable Incident Rate, Chargeable Vehicle Incident Rate, and Behavioral Based Observation Participation

The relative weight of specific performance measures varies based on each participant’s responsibilities; however, for each NEO, performance measures in the Returns category comprise 60 - 70% of the total target annual incentive, reflecting our NEOs’ significant focus on generating strong financial returns. Individual performance objectives (“IPOs”) for each NEO are aligned to the CØRE strategies and were approved by the Compensation Committee in February of 2017. The following tables show the weight of each performance measure, the percentage of the award deemed to have been earned based on 2017 results and the performance criteria discussed above, and the amount of the award opportunity earned related to each performance measure. Messrs. Knox and Coffie, who were no longer employed by us at year end, did not receive award payments.

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Ronald J. Foster	$146,250
Distributable Cash Flow		50.0%	—%	—%	$—
Adjusted EBITDA		20.0%	52.7%	10.6%	$15,503
Fleet Utilization		3.3%	95.8%	3.2%	$4,651
New Unit Sales		3.3%	54.1%	1.8%	$2,618
New AMS Parts & Business		3.3%	100.0%	3.3%	$4,826
TRIR		1.7%	—%	—%	$—
CVIR		1.7%	100.0%	1.7%	$2,442
BBO Participation		1.7%	100.0%	1.7%	$2,442
High Value Retention		1.7%	100.0%	1.7%	$2,442
Training		1.7%	100.0%	1.7%	$2,442
Performance Review		1.7%	100.0%	1.7%	$2,442
IPOs		10.0%	90.0%	9.0%	$13,163
		100%			$52,972

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
C. Brad Benge	$84,000
Distributable Cash Flow		45.0%	—%	—%	$—
Adjusted EBITDA		15.0%	52.7%	7.9%	$6,644
Fleet Utilization		3.3%	95.8%	3.2%	$2,671
New Unit Sales		3.3%	54.1%	1.8%	$1,512
New AMS Parts & Business		3.3%	100.0%	3.3%	$2,797
TRIR		3.3%	—%	—%	$—
CVIR		3.3%	100.0%	3.3%	$2,797
BBO Participation		3.3%	100.0%	3.3%	$2,797
High Value Retention		1.7%	100.0%	1.7%	$1,403
Training		1.7%	100.0%	1.7%	$1,403
Performance Review		1.7%	100.0%	1.7%	$1,403
IPOs		15.0%	90.0%	13.5%	$11,340
		100.0%			$34,768

	Target Amount of Award Opportunity	Weight of Metric	% of Target Earned	Weighted % Earned	Amount of Award Earned
Levent Caglar	$87,150
Distributable Cash Flow		45.0%	—%	—%	$—
Adjusted EBITDA		15.0%	52.7%	7.9%	$6,894
Fleet Utilization		3.3%	95.8%	3.2%	$2,771
New Unit Sales		3.3%	54.1%	1.8%	$1,569
New AMS Parts & Business		3.3%	100.0%	3.3%	$2,902
TRIR		3.3%	—%	—%	$—
CVIR		3.3%	100.0%	3.3%	$2,902
BBO Participation		3.3%	100.0%	3.3%	$2,902
High Value Retention		1.7%	100.0%	1.7%	$1,455
Training		1.7%	100.0%	1.7%	$1,455
Performance Review		1.7%	100.0%	1.7%	$1,455
IPOs		15.0%	90.0%	13.5%	$11,765
		100.0%			$36,071

Long-Term Incentive Awards. Equity incentives consisting primarily of awards of phantom units and performance phantom units comprise a significant portion of our NEOs’ total compensation package. The Compensation Committee seeks to strike a balance between achieving short-term annual results and ensuring strong long-term success through its use of equity awards, which are geared toward longer-term performance as they generally, though not always, vest ratably over a three-year period, and their values are materially affected by market price appreciation of the underlying security. We believe that tying a significant portion of the compensation of our Senior Management team directly to our unitholders’ returns is an important aspect of our total compensation plan.

The following table summarizes the elements of our long-term incentive (“LTI”) program and their alignment with our compensation principles:

Component of LTI Program	Terms	Alignment with Compensation Principles
Performance Phantom Units (50% of LTI mix)

•3-year performance period

•Target award amounts denominated in units

•Payout range is 0% to 200% of target award

•Performance determined by pre-established 3-year financial metric approved by the Compensation Committee and the Board of our General Partner

•Long-term, performance-based phantom units work in conjunction with annual awards of time-based units to provide us with increased retention value and reward participants for both improved financial results and improvement in the market price for our units.

Time-Based Phantom Units (50% of LTI mix)	•Units vest in equal installments over 3-year period, subject to continued service	•Time-based phantom units are a key element in aligning our Senior Management’s interests with those of our unitholders.

2017 LTI Awards

While the Compensation Committee does consider the general compensation practices of other companies in the oil and gas services industry in establishing equity incentive compensation opportunities, it does not specifically benchmark the value of equity awards relative to any survey, peer group, or other compensation data. The Compensation Committee does, however, annually review the equity compensation practices of other companies in our industry in order to gain a general impression of the proportionate share of equity award value in the total compensation packages they offer.

The following table sets forth the number of time-based phantom units and/or performance-based phantom units awarded to our NEOs, other than Mr. Serjeant, in February 2017, and the time-based phantom units awarded to Mr. Serjeant as an inducement to his employment with us in November 2017. The aggregate grant date fair value of these awards was determined in accordance with FASB ASC Topic 718.

	Number of Time-Based Phantom Units	Number of Performance-Based Phantom Units	Aggregate Grant
Owen Serjeant	94,697	—	$500,000
Ronald J. Foster	2,804	2,804	$60,342
C. Brad Benge	7,010	7,010	$150,855
Levent Caglar	5,608	5,608	$120,684
Timothy A. Knox	21,029	21,029	$452,544
Derek C. Coffie	4,206	4,206	$90,513

Three-Year Performance Phantom Unit Awards Granted in 2015. In May 2015, our Board approved awards of performance-based phantom units with tandem distribution equivalent rights (“DERs”) to certain officers as of such date, including Mr. Foster. The performance-based phantom unit awards covered the performance period of January 1, 2015 through December 31, 2017 and under such awards, up to 200%

of the “Target” number of phantom units granted under the award could be earned based on our three-year cumulative distributable cash flow (“DCF”) per outstanding unit for the performance period ending December 31, 2017, relative to the following performance objectives established by our Board:

3-Year Cumulative DCF per Outstanding Unit	Percentage of Phantom Units Earned
Less than $6.78	—%
$6.78	50%
$7.98 (Target)	100%
$10.37	150%
> $11.97 (Maximum)	200%

For DCF per outstanding unit amounts that fell between any of the performance objectives set forth above, straight line interpolation was to be used to determine the specific number of phantom units earned. In February of 2018, our Board determined that the required threshold performance objective for the three-year cumulative DCF per outstanding unit performance measure had not been met, and based on such determination, none of the units awarded had been earned.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, require disclosure regarding the relationship of the annual compensation of our employees and the annual compensation of our Chief Executive Officer. As discussed above, we have no employees. Nonetheless, in an effort to comply with this requirement, the pay ratio provided below has been calculated as the total 2017 annual compensation for Mr. Serjeant, divided by the total annual compensation of the median employee providing services to us pursuant to the Omnibus Agreement.

We used a consistently applied compensation measure to identify the median of the annual total compensation of all the employees of our General Partner, and to determine the annual total compensation of the President of our General Partner, Mr. Serjeant. To make them comparable, salaries for newly hired employees who had worked less than a year (including the salary of Mr. Serjeant), were annualized, and the target annual bonus amount was applied to their total compensation measure. For 2017:

Median employee total annual compensation	$79,664
Mr. Serjeant’s total annual compensation	$1,297,000
Ratio of President to median employee compensation	16.3 to 1

To identify the median of the annual total compensation of all employees of our General Partner and the median employee’s total compensation, we took the following steps:

•

We determined that our employee population as of December 31, 2017, consisted of approximately 632 full- and part-time employees located in the U.S. and Canada (we do not have temporary or seasonal workers).

•	We selected December 31, 2017 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.
•

For our employees located in Canada and paid in Canadian currency, we converted each such employee’s total annual compensation as of December 31, 2017 to U.S. dollars; however, we did not make any cost of living adjustments with respect to either Canadian or U.S. employees.

Tax Deductibility of Compensation

With respect to the deduction limitations under Section 162(m) of the Code, we are a limited partnership and do not meet the definition of a “corporation” under Section 162(m). Nonetheless, the taxable compensation paid to each of the NEOs in 2017 was less than the Section 162(m) threshold of $1,000,000.

Retirement, Health and Welfare Benefits

Our employees, as employees of a TETRA affiliate, are eligible to participate in a variety of health and welfare and retirement programs. TETRA is the sponsor of each of these benefit programs. Members of our Senior Management are generally eligible for the same benefit programs on the same basis as the broad-base of our employees. Our health and welfare programs are intended to protect employees against catastrophic loss and to encourage a healthy lifestyle. These health and welfare programs include medical, wellness, pharmacy, dental, life insurance, short-term and long-term disability insurance, and insurance against accidental death and disability.

401(k) Plan. Due to our relationship with TETRA, our employees are eligible to participate in TETRA’s 401(k) Retirement Plan (the “401(k) Plan”), which is intended to supplement a participant’s personal savings and social security. Under the 401(k) Plan, eligible employees may contribute on a pretax basis up to 70% of their compensation, subject to an annual maximum established under the Code. Our General Partner has historically made a matching contribution under the 401(k) Plan equal to 50% of the first 6% of a participant’s annual compensation that is contributed to the 401(k) Plan; however, in connection with other cost reduction efforts, the matching contribution was suspended from May of 2016 through August of 2017. All employees (other than nonresident aliens) who have reached the age of eighteen and have completed six months of service with us are eligible to participate in the 401(k) Plan.

Nonqualified Deferred Compensation Plan. Certain of our Senior Management, directors, and certain other key employees have the opportunity to participate in TETRA’s Executive Nonqualified Excess Plan, which is an unfunded, deferred compensation program. Under the program, participants may defer a specified portion of their annual total cash compensation, including salary and performance-based cash incentive, subject to certain established minimums. The amounts deferred increase or decrease depending on the deemed investment elections selected by the participant from among various hypothetical investment election options. Deferral contributions and earnings credited to such contributions are 100% vested and may be distributed in cash at a time selected by the participant and irrevocably designated on the participant’s deferral form. In-service distributions may not be withdrawn until two years following the participant’s initial enrollment. Notwithstanding the participant’s deferral election, the participant will receive distribution of his deferral account if the participant becomes disabled or dies, or upon a change in control. None of our NEOs participated in the Executive Nonqualified Excess Plan during 2017.

Perquisites

Perquisites (“perks”) are not a material component of our compensation. In general, NEOs do not receive reimbursements for meals, airline and travel costs other than those costs allowed for all employees, or for tickets to sporting events or entertainment events, unless such tickets are used for business purposes. Messrs. Knox (during the time in 2017 when we was our President), Foster, Benge, and Caglar receive car allowances or are entitled to the use of a company-owned vehicle, as is the case for all of our sales and field service personnel. In September of 2016, Mr. Knox began receiving a monthly housing allowance that was to be paid for one year (until September 2017) to assist in his transition to The Woodlands facility. During 2017, except for Mr. Knox’s temporary housing allowance and the car allowances (or the use of a company-owned car) for Messrs. Knox, Foster, Benge, and Caglar, no NEO received an allowance from us for any of the above or a reimbursement for any expense incurred for non-business purposes.

Employment Agreements

Effective August 4, 2014, in connection with the acquisition of CSI, we entered into Employment Agreements with Messrs. Knox, Foster, and Benge. Each of these Employment Agreements expired during 2017 and is no longer in effect. We also entered into a Change of Control Agreement with Mr. Knox that has been terminated and is no longer in effect. Separately, we have entered into Change of Control Agreements with Messrs. Serjeant and Foster that are further described below.

Double Trigger Change of Control Agreements

We have entered into change of control agreements (the “COC Agreements”) with Messrs. Serjeant and Foster. The COC Agreements have an initial two-year term, with automatic one-year extensions on the second anniversary of the effective date and every anniversary date thereafter, unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the COC Agreements, we have an obligation to provide certain benefits to each applicable NEO upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of us or TETRA. A qualifying termination event under the COC Agreements includes the termination of the NEO’s employment with us other than for Cause (as that term is defined in the COC Agreement) or termination by the NEO for Good Reason (as that term is defined in the COC Agreement). For an overview of the specific terms and conditions of the COC Agreements, please read the section titled “Potential Payments upon a Change of Control or Termination” below.

Indemnification Agreements

We and each of our current directors and our NEOs have executed an indemnification agreement that provides that we will indemnify them to the fullest extent permitted by our Second Amended and Restated Certificate of Limited Partnership, Bylaws, and applicable law. The indemnification agreement also provides that our directors and officers will be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required for determining entitlement to and obtaining indemnification and expense advancement. In addition, our charter documents provide that each of our directors and officers and any person serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall be indemnified to the fullest extent permitted by law in connection with any threatened, pending, or completed action, suit, or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of or in connection with his or her services to us or to another corporation, partnership, joint venture, trust, or other enterprise, at our request. We purchase and maintain insurance on behalf of any person who is a director or officer of the aforementioned corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as an officer or director, subject to the terms and conditions of that insurance. In addition, Messrs. Brightman, Coombs, Murphy, Serrano, and Sullivan, in their capacities as directors and/or executive officers of TETRA, have executed indemnification agreements with TETRA that are substantially similar to the indemnification agreements executed by each of them in connection with their services to us, and they benefit from the protection of similar insurance.

Actions Taken Following Fiscal Year End

On October 1, 2018, Mr. Benge announced his retirement. At such time, Mr. Benge ceased to serve as the Vice President of Operations but will remain employed for a short period of time as an advisor to Mr. Serjeant.

Compensation Committee Report

Our General Partner, CSI Compressco GP Inc., does not have a compensation committee. The Board of Directors of CSI Compressco GP Inc., the general partner of CSI Compressco LP, has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon such review and discussion, has approved the Compensation Discussion and Analysis for inclusion in this information statement.

Submitted by the Board of Directors of CSI Compressco GP Inc.,

Stuart M. Brightman, Chairman
Paul D. Coombs	Brady M. Murphy
D. Frank Harrison	Owen A. Serjeant
James R. Larson	William D. Sullivan

Compensation of Executive Officers

Summary Compensation

The following table sets forth the compensation earned by (i) our President (“Principal Executive Officer”), (ii) our former Presidents, who served as Principal Executive Officers for portions of 2017, (iii) our Chief Financial Officer (“Principal Financial Officer”), (iv) our former Chief Financial Officer, who served as the Principal Financial Officer for a portion of 2017, and (iv) each of our three other most highly compensated executive officers (each a “Named Executive Officer”) for the fiscal year ended December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Unit Awards(1)	Non-Equity Incentive Plan Comp.	All Other Comp.(2)	Total
		($)	($)	($)	($)	($)	($)
Owen A. Serjeant(3)	2017	$39,423	$—	$500,000	$—	$—	$539,423
President
Elijio V. Serrano	2017	(4)	(4)	$—	(4)	(4)	$—
Chief Financial Officer	2016	(4)	(4)	225,628	(4)	(4)	225,628
	2015	(4)	(4)	375,019	(4)	(4)	375,019
C. Brad Benge(5)	2017	$233,538	$100,000	$150,855	$34,768	$76,338	$595,499
VP of Operations	2016	225,231	—	142,505	—	16,290	384,026
	2015	240,000	—	117,066	49,014	17,729	423,809
Ronald J. Foster	2017	$316,250	$—	$60,342	$52,972	$126,516	$556,080
SVP, Chief Marketing Officer	2016	300,813	—	71,261	—	60,329	432,403
	2015	325,000	—	162,604	73,856	45,347	606,807
Levent Caglar	2017	$226,330	$—	$120,684	$36,071	$10,721	$393,806
VP NA Sales, Comp. Serv.	2016	183,011	—	95,003	—	33,075	311,089
Timothy A. Knox	2017	$288,846	$—	$452,544	$—	$205,744	$947,134
Former President (PEO)	2016	328,769	—	427,514	—	41,628	797,911
	2015	400,000	—	450,006	121,200	25,065	996,271
Stuart M. Brightman	2017	(4)	(4)	$—	(4)	(4)	$—
Former President (PEO)	2016	(4)	(4)	625,002	(4)	(4)	625,002
	2015	(4)	(4)	884,031	(4)	(4)	884,031
Derek C. Coffie(6)	2017	$59,946	$—	$90,513	$—	$—	$150,459
Former Chief Financial Officer	2016	129,808	—	200,001	—	59,580	389,389

(1)

The amounts included in the “Unit Awards” column reflect the aggregate grant date fair value of awards granted during the fiscal years ended December 31, 2017, 2016, and 2015, as applicable, in accordance with FASB ASC Topic 718. The grant date fair value of performance phantom unit awards granted in each year are reported based on the probable outcome of the performance conditions on the grant date. The value of the 2017 performance phantom unit awards assuming achievement of the maximum performance level would be: Mr. Benge, $150,855; Mr. Foster, $60,342; Mr. Caglar, $120,684; Mr. Knox, $452,544; and Mr. Coffie, $90,513. Phantom unit awards and performance phantom unit awards granted under the CSI Compressco equity plan on February 24, 2017 relate to our common units and are valued at $10.76 per common unit in accordance with FASB ASC Topic 718. The phantom unit award granted to Mr. Serjeant on November 20, 2017 is valued at $5.28 per common unit in accordance with FASB ASC Topic 718. Each phantom unit award granted on February 24, 2017 and November 20, 2017 was granted in tandem with distribution equivalent rights (“DERs”) that entitle the award holder to receive an additional number of units equal in value to any distributions we pay during the period the award is outstanding times the number of units subject to the award.

(2)

The amounts reflected represent: (i) matching contributions under our 401(k) Retirement Plan; (ii) for Messrs. Knox, Benge, Foster, and Caglar, the value of distribution equivalent rights settled in connection with the vesting of unit awards that relate to CSI Compressco’s common units, which was $71,105 for Mr. Benge, $124,253 for Mr. Foster, $4,555 for Mr. Caglar, and $172,599 for Mr. Knox in 2017; (iii) for Messrs. Benge, Foster, Caglar, and Knox, a car allowance for the use of a company-owned vehicle; (iv) for Mr. Knox in 2016 and 2017, the aggregate value of his monthly housing allowance, which was $30,875 in 2017; (v) and for Mr. Coffie in 2016, a relocation allowance under the terms of his initial offer of employment with us.

(3)	Mr. Serjeant was first employed by us on November 20, 2017. Prior period information is not applicable.
(4)

The compensation of Mr. Brightman, the CEO of TETRA ,and Mr. Serrano, the Sr. Vice President and Chief Financial Officer of TETRA, is determined by TETRA. As noted above, no compensation has been reported for Messrs. Brightman and Serrano other than grants of phantom unit awards in 2015 and 2016 because none of their compensation is specifically allocated to us and no portion payable by us under the Omnibus Agreement is specifically allocated to the services provided to us by either Mr. Brightman or Mr. Serrano. The phantom units awarded to Messrs. Brightman and Serrano in 2015 and 2016 are also included in the Summary Compensation Table of TETRA’s 2018 Proxy Statement.

(5)

The amount included in the “Bonus” column for Mr. Benge in 2017 is the first of two cash retention awards payable to Mr. Benge under the terms of the cash retention award letter date May 15, 2017. The second payment under such letter, in the amount of $200,000, was paid to Mr. Benge on May 15, 2018.

(6)	Mr. Coffie was first employed by us on June 20, 2016. Prior period information is not applicable.

Grants of Plan-Based Awards

The following table discloses the actual number of phantom unit awards and performance phantom unit awards granted under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan during the fiscal year ended December 31, 2017 to each Named Executive Officer, including the grant date fair value of these awards, and the threshold, target, and maximum amounts of the annual non-equity (cash) incentive granted under TETRA’s Cash Incentive Compensation Plan during the fiscal year ended December 31, 2017 to each Named Executive Officer.

Grants of Plan-Based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Units	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
Owen A. Serjeant	11/20/2017	(4)							94,697	$500,000
Elijio V. Serrano										$—
C. Brad Benge	2/22/2017	(1)	$25,200	$84,000	$168,000
	2/24/2017	(5)				701	7,010	14,020		$75,428
	2/24/2017	(6)							7,010	$75,428
Ronald J. Foster	2/22/2017	(1)	$43,875	$146,250	$292,500
	2/24/2017	(5)				280	2,804	5,608		$30,171
	2/24/2017	(6)							2,804	$30,171
Levent Caglar	2/22/2017	(1)	$26,145	$87,150	$174,300
	2/24/2017	(5)				561	5,608	11,216		$60,342
	2/24/2017	(6)							5,608	$60,342
Timothy A. Knox	2/22/2017	(1)	$72,000	$240,000	$480,000
	2/24/2017	(5)				2,103	21,029	42,058		$226,272
	2/24/2017	(6)							21,029	$226,272
Stuart M. Brightman										$—
Derek C Coffie	2/22/2017	(1)	$26,250	$87,500	$175,000
	2/24/2017	(5)				421	4,206	8,412		$45,257
	2/24/2017	(6)							4,206	$45,257

(1)

The estimated possible payouts under non-equity incentive plan awards granted on February 22, 2017 are the threshold, target, and maximum amounts of the annual cash incentive granted for 2017 performance under TETRA’s Cash Incentive Compensation Plan. The actual amounts of annual cash incentive earned for 2017 performance, but unpaid as of the date of this filing, are as follows: Mr. Benge, $34,768; Mr. Foster, $52,792; and Mr. Caglar, $36,071. Messrs. Knox and Coffie, who were no longer employed by us as of year-end 2017, did not earn an annual cash incentive for the 2017 performance period.

(2)

The equity incentive plan awards granted on February 24, 2017 are the threshold, target, and maximum numbers of our common units that may be earned under performance phantom unit awards granted under the CSI Compressco equity plan. “Threshold” is the lowest possible payout (10% of the award) and “maximum” is the highest possible payout (200% of the award).

(3)

The FASB ASC Topic 718 value of the phantom unit and performance phantom unit awards granted under the CSI Compressco equity plan on February 24, 2017 is $10.76 per unit. The FASB ASC Topic 718 value of the phantom unit award granted under the CSI Compressco equity plan on November 20, 2017 is $5.28 per unit. Performance phantom units are shown at target value.
(4)

The phantom unit award granted under the CSI Compressco equity plan on November 20, 2017 vests over a three-year period at a rate of one-third per year beginning on the first anniversary date of the award based on continued employment over such three-year period.

(5)

Performance phantom unit awards granted on February 24, 2017 may be earned under the CSI Compressco equity plan based on the level of achievement of the cumulative distributable cash flow per outstanding unit performance objective for the three-year performance period ending on December 31, 2019. Each performance phantom unit award was granted in tandem with DERs that entitle the award holder to receive an additional number of units equal in value to any distributions we pay during the period the award is outstanding times the number of units subject to the award.

(6)

Phantom unit awards granted under the CSI Compressco equity plan on February 24, 2017 vest over a three-year period at a rate of one-third per year beginning on the first anniversary date of the award based on continued employment over such three-year period.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards previously awarded by TETRA and classified as exercisable as of December 31, 2017 for each Named Executive Officer. The table also discloses the number and value of unvested phantom unit awards granted under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan as of December 31, 2017.

Outstanding Equity Awards at Fiscal Year End Table

Name	Option Awards				Unit Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Units that Have Not Vested		Market Value of Units that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested(3)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Units that Have Not Vested(3)
	Options Exercisable	Options Unexercisable
	(#)	(#)	($/Share)		(#)		($)	(#)		($)
Owen A. Serjeant					94,697	(4)	$517,993
Elijio Serrano(5)					6,984	(6)	$38,202	26,989	(7)	$147,630
C. Brad Benge					908	(8)	$4,967
C. Brad Benge					5,682	(9)	$31,081	8,523	(7)	$46,621
C. Brad Benge					7,010	(10)	$38,345	7,010	(11)	$38,345
Ronald J. Foster	8,000	—	$21.10	5/20/2018
Ronald J. Foster	31,500	—	$4.17	4/9/2019
Ronald J. Foster	14,500	—	$10.20	5/20/2020
Ronald J. Foster					1,262	(8)	$6,903
Ronald J. Foster					2,841	(9)	$15,540	4,262	(7)	$23,313
Ronald J. Foster					2,804	(10)	$15,338	2,804	(11)	$15,338
Levent Caglar					667	(8)	$3,648
Levent Caglar					3,788	(9)	$20,720	5,682	(7)	$31,081
Levent Caglar					5,608	(10)	$30,676	5,608	(11)	$30,676
Stuart M. Brightman(5)					13,967	(6)	$76,399	74,761	(7)	$408,943

(1)

All outstanding option awards relate to TETRA’s common stock. Under the terms of TETRA’s equity plans, the option exercise price must be greater than or equal to 100% of the closing price of the common stock on the date of grant.

(2)

All outstanding unit awards relate to our common units. Market value is determined by multiplying the number of units that have not vested by $5.47, the closing price of our common units on December 29, 2017.

(3)

The number of units earned under these performance phantom unit awards will be determined based on actual level of achievement of an established performance objective. The amounts shown in these columns assume achievement of the target performance objective. Market value is determined by multiplying the target number of unearned units that have not vested by $5.47, the closing price of our common units on December 29, 2017.

(4)	One-third portions of the phantom unit award granted on November 20, 2017 will vest on November 20, 2018, November 20, 2019, and November 20, 2020.
(5)

The table above includes only the outstanding equity awards held by Messrs. Serrano and Brightman in the Partnership. Outstanding equity awards held by Messrs. Serrano and Brightman in TETRA are reflected in TETRA’s 2018 Proxy Statement.

(6)	The phantom unit award cliff-vested on May 4, 2018.
(7)

The performance phantom unit award for the performance period of January 1, 2016 through December 31, 2018 may be settled pursuant to the terms of the award in March of 2019 if applicable performance objectives are met. The number of units shown is the target number of units that may be issued under the award.

(8)	The remaining one-third portion of the unvested phantom unit award granted on May 4, 2015 vested on May 4, 2018.
(9)	One-third portions of the remaining unvested phantom unit award granted on May 2, 2016 vested on May 2, 2018, and will vest on May 2, 2019.
(10)	One-third portions of the unvested phantom unit award granted on February 24, 2017 vested on February 24, 2018, and will vest on February 24, 2019.
(11)

The performance phantom unit award for the performance period of January 1, 2017 through December 31, 2019 may be settled pursuant to the terms of the award in March of 2020 if applicable performance objectives are met. The number of units shown is the target number of units that may be issued under the award.

Option Exercises and Stock Vested

The following table sets forth certain information regarding phantom unit awards and performance phantom unit awards under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan that became vested or were earned for each of our Named Executive Officers during the fiscal year ended December 31, 2017.

Option Exercises and Stock Vested Table

	Option Awards		Unit Awards(1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Units Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Owen A. Serjeant	—	$—	—	$—
Elijio V. Serrano	—	$—	—	$—
C. Brad Benge	—	$—	32,806	$160,305
Ronald J. Foster	—	$—	54,490	$258,757
Levent Caglar	—	$—	3,185	$23,559
Tim Knox	—	$—	80,742	$404,627
Stuart M. Brightman	—	$—	—	$—
Derek C. Coffie	—	$—	—	$—

(1)	Includes the number and value of units issued pursuant to DERs settled in tandem with phantom unit awards.
(2)

The table above reflects only the activity of Messrs. Serrano and Brightman with respect to equity awards granted by the Partnership. Any activity with respect to TETRA’s equity awards are reflected in TETRA’s 2018 Proxy Statement.

Nonqualified Deferred Compensation

TETRA maintains the TETRA Technologies, Inc. Executive Nonqualified Excess Plan, an unfunded, nonqualified deferred compensation plan that allows participants to defer a portion of their base salaries and performance-based compensation. As of December 31, 2017, none of the Named Executive Officers had elected to participate in this plan.

Potential Payments upon a Change of Control or Termination

Effective August 4, 2014, in connection with the acquisition of CSI, we entered into Employment Agreements with Messrs. Knox, Foster, and Benge. Each of these Employment Agreements has expired and is no longer in effect. We also entered into a Change of Control Agreement with Mr. Knox that has been terminated and is no longer in effect. Separately, we have entered into Change of Control Agreements with Messrs. Serjeant and Foster that are further described below.

Under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan, our Board of Directors, in its sole discretion, may accelerate the vesting of restricted units, phantom units, and performance phantom units held by our Named Executive Officers upon termination of their employment. For purposes of the following disclosure, we have assumed that all outstanding unit awards would be accelerated if the Named Executive Officer’s employment was terminated in connection with a change of control, or upon the death, disability, or retirement of such officer.

Change of Control Agreement with Mr. Serjeant. We have entered into a change of control agreement with Mr. Serjeant (the “Serjeant COC Agreement”). The Serjeant COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (and any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the Serjeant COC Agreement, we have an obligation to provide certain benefits to Mr. Serjeant upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of CSI Compressco LP or TETRA. A qualifying termination event under the Serjeant COC Agreement includes the termination of Mr. Serjeant’s employment by us other than for “Cause” (as that term is defined in the Serjeant COC Agreement) or termination by Mr. Serjeant for “Good Reason” (as that term is defined in the Serjeant COC Agreement).

Under the Serjeant COC Agreement, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay Mr. Serjeant the following cash severance amounts: (i) (A) an amount equal to Mr. Serjeant’s earned but unpaid Annual Bonus (as that term is defined in the Serjeant COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the Serjeant COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar year to the extent such amounts would have been paid to Mr. Serjeant had he remained employed by us, and in each case only to the extent the performance goals for such bonus were achieved for the applicable performance period, plus (B) Mr. Serjeant’s prorated target Annual Bonus for the current year, plus (C) an amount equal to Mr. Serjeant’s target Long-Term Bonus for each outstanding award; plus (ii) the product of two times the sum of Mr. Serjeant’s Base Salary (as that term is defined in the Serjeant COC Agreement) and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to Mr. Serjeant due to an election of continuation of coverage that he would be required to pay if he elected to continue medical and dental benefits under TETRA’s group health plan for Mr. Serjeant and his eligible dependents without subsidy from us for a period of two years following the date of his qualifying termination event. The Serjeant COC Agreement also provides for full acceleration of vesting of any outstanding restricted unit awards, phantom unit awards, and other unit-based awards upon any qualifying termination event to the extent permitted under the applicable plan. All payments and benefits due under the Serjeant COC Agreement are conditioned upon the execution and non-revocation by Mr. Serjeant of a release for our benefit. All payments under the Serjeant COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The Serjeant COC Agreement also contains certain confidentiality provisions and related restrictions applicable to Mr. Serjeant. In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the Serjeant COC Agreement), Mr. Serjeant agrees that for a period of two years following a termination of employment for any reason, he will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the Serjeant COC Agreement. Such obligations are only binding on Mr. Serjeant if he receives the severance benefits described above.

Change of Control Agreement with Mr. Foster. We have entered into a change of control agreement (the “Foster COC Agreement”) with Mr. Foster. The Foster COC Agreement has an initial two-year term, with an automatic one-year extension on the second anniversary of the effective date (and any anniversary date thereafter) unless a cancellation notice is given at least 90 days prior to the expiration of the then applicable term. Under the Foster COC Agreement, we have an obligation to provide certain benefits to Mr. Foster upon a qualifying termination event that occurs in connection with or within two years following a “change of control” of us or TETRA. A qualifying termination event under the Foster COC Agreement includes the termination of Mr. Foster’s employment with us other than for Cause (as that term is defined in the Foster COC Agreement) or termination by Mr. Foster for Good Reason (as that term is defined in the Foster COC Agreement).

Under the Foster COC Agreement, if a qualifying termination event occurs in connection with or within two years following a change of control, we have an obligation to pay Mr. Foster the following cash severance amounts: (i)(A) an amount equal to Mr. Foster’s earned but unpaid Annual Bonus (as that term is defined in the Foster COC Agreement) attributable to the immediately preceding calendar year and earned but unpaid Long Term Bonus (as that term is defined in the Foster COC Agreement) attributable to the performance period ended as of the end of the immediately preceding calendar year to the extent such amounts would have been paid to Mr. Foster had he remained employed by us, and in each case only to the extent the performance goals for such bonus were achieved for the applicable performance period, plus (B) Mr. Foster’s prorated target Annual Bonus for the current year, plus (C) an amount equal to Mr. Foster’s target Long-Term Bonus for each outstanding award; plus (ii) the product of 2 times the sum of Mr. Foster’s Base Salary and target Annual Bonus amount for the year in which the qualifying termination event occurs; plus (iii) an amount equal to the aggregate premiums and any administrative fees applicable to Mr. Foster due to an election of continuation of coverage that he would be required to pay if he elected to continue medical and dental benefits under the group health plan for Mr. Foster and his eligible dependents without subsidy from us for a period of two years following the date of Mr. Foster’s qualifying termination event. The Foster COC Agreement also provides for full acceleration of vesting of any outstanding restricted unit awards, phantom unit awards, and other unit-based awards upon Mr. Foster’s qualifying termination event to the extent permitted under the applicable plan. All payments and benefits due under the Foster COC Agreement are conditioned upon the execution and nonrevocation by Mr. Foster of a release for our benefit. All payments under the Foster COC Agreement are subject to reduction as may be necessary to avoid exceeding the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended.

The Foster COC Agreement also contains certain confidentiality provisions and other restrictions applicable to Mr. Foster. In addition to restrictions upon improper disclosure and use of Confidential Information (as defined in the Foster COC Agreement), Mr. Foster agrees that for a period of two years following a termination of employment for any reason, he will not solicit our employees or otherwise engage in a competitive business with us as more specifically set forth in the Foster COC Agreement. Such obligations are only binding on Mr. Foster if he receives the severance benefits described above.

TETRA has Change of Control Agreements with Messrs. Serrano and Brightman, which were in effect during 2017. Payments and benefits under the TETRA Change of Control Agreements are triggered only on a change of control of TETRA. The terms of the TETRA Change of Control Agreements and a quantification of potential benefits to Messrs. Serrano and Brightman under the TETRA Change of Control Agreements are disclosed in TETRA’s 2018 Proxy Statement.

The following table quantifies the potential payments to Named Executive Officers who were employed by us as of December 31, 2017, under the contracts, agreements, or plans discussed above in various scenarios involving a change of control or termination of employment, assuming a December 31, 2017 termination date. In addition to the amounts reflected in the table, the Named Executive Officers would receive upon termination any salary earned through December 31, 2017, and any benefits they would otherwise be entitled to under TETRA’s 401(k) Plan.

Name	Cash Severance Payment	Bonus Payment	Accelerated Vesting of Unit Awards(1)	Continuation of Health Benefits	Total
Owen A. Serjeant
Death/disability	$—	$—	$517,993	$—	$517,993
Retirement	$—	$—	$517,993	$—	$517,993
Termination for Cause	$—	$—	$—	$—	$—
Termination for no cause or good reason	$—	$—	$—	$—	$—
Termination upon a change of control(2)	$1,394,000	—	$517,993	$33,954	$1,945,947
C. Brad Benge
Death/disability	$—	$—	$159,358	$—	$159,358
Retirement	$—	$—	$159,358	$—	$159,358
Termination for Cause	$—	$—	$—	$—	$—
Termination for no cause or good reason	$—	$—	$—	$—	$—
Termination upon a change of control	$—	$—	$159,358	$—	$159,358
Ronald J. Foster
Death/disability	$—	$—	$76,432	$—	$76,432
Retirement	$—	$—	$76,432	$—	$76,432
Termination for Cause	$—	$—	$—	$—	$—
Termination for no cause or good reason	$—	$—	$—	$—	$—
Termination upon a change of control(2)	$942,500	$52,972	$76,432	$44,478	$1,116,382
Levent Caglar
Death/disability	$—	$—	$116,801	$—	$116,801
Retirement	$—	$—	$116,801	$—	$116,801
Termination for Cause	$—	$—	$—	$—	$—
Termination for no cause or good reason	$—	$—	$—	$—	$—
Termination upon a change of control	$—	$—	$116,801	$—	$116,801

(1)

Our Amended and Restated 2011 Long Term Incentive Plan allows acceleration upon termination following a change of control and upon death, disability, or retirement at the discretion of our Board of Directors (with regard to Named Executive Officers). Under the terms of COC Agreements with Messrs. Serjeant and Foster, acceleration would automatically occur upon a qualifying termination of employment following a change of control. The value of accelerated unit awards is calculated by multiplying the number of accelerated units by $5.47, the closing price of our common units on December 29, 2017.

(2)

Pursuant to the terms of COC Agreements with Messrs. Serjeant and Foster, amounts shown represent a multiple of base salary plus target annual cash bonus, payment of the earned portion of annual bonuses for the 2017 performance period, acceleration of outstanding unit awards, and provision of health benefits through December 31, 2019.

Director Compensation

As of January 1, 2017, each director who is not an employee of our General Partner, TETRA, or any of its subsidiaries, receives non-cash compensation of $60,000 per year for attending regularly scheduled board meetings. The non-cash compensation is paid for the upcoming service year in the form of phantom unit awards that have an intended value of $60,000, prorated for any newly-elected director to such director’s date of election and that vest over the service year as set forth below. Directors who are appointed as the chairmen of our Conflicts Committee and Audit Committee receive additional non-cash compensation of $5,000 and $10,000 per year, respectively, prorated from their respective dates of appointment in their initial year of service, which is also paid in the form of phantom unit awards. All such awards of phantom units are granted under our Amended and Restated 2011 Long Term Incentive Plan.

Directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors. In addition, each non-employee director is paid an annual cash retainer of $60,000 per year, paid in quarterly installments. On July 1, 2016, the Board of Directors voluntarily agreed to a 10% reduction in the annual cash retainer to align with the employee wage and salary reductions implemented in 2016; the annual cash retainer was reinstated to $60,000 on March 1, 2017. The value of the equity award remained unchanged.

Directors who are also our officers or employees, or officers or employees of TETRA, do not receive any compensation for duties performed as our directors. Consequently, none of Mr. Serjeant, our President, Mr. Knox, our former President, Mr. Brightman, who served as our President for a portion of 2017 and is the Chief Executive Officer of TETRA, or Mr. Elkhoury, the former Senior Vice President and Chief Operating Officer of TETRA who also served as our director for a portion of the year, was compensated for his service to us as a director during 2017.

On May 5, 2017, the Board approved awards of 8,634 phantom units with an aggregate grant date fair market value of $60,438 to Messrs. Coombs, Harrison, Larson, and Sullivan for their service as directors during the May 2017 through May 2018 service year. Also on May 5, 2017, with regard to the May 2017 through May 2018 service year, Mr. Harrison received an additional award of 719 phantom units with a grant date fair market value of $5,033 for his service as chairman of the Conflicts Committee, and Mr. Larson received an additional award of 1,438 phantom units with a grant date fair market value of $10,066 for his service as chairman of the Audit Committee. One-third of all of the phantom units so awarded were immediately vested on May 5, 2017, and additional one-third portions of each award vest on January 5, 2018 and May 5, 2018. A phantom unit is a notional unit that entitles the director to receive a common unit of the Partnership upon vesting of the phantom unit. Each award of phantom units to Messrs. Coombs, Harrison, Larson, and Sullivan was granted in tandem with distribution equivalent rights (“DERs”) that entitle the award holder to receive an additional number of common units equal in value to any distributions we pay during the period the award is outstanding times the number of unvested phantom units subject to the award. DERs are subject to the same vesting restrictions and risk of forfeiture applicable to the corresponding phantom units. It is anticipated that directors will be appointed to the Board in May of each calendar year.

The following table discloses the cash, equity awards and other compensation earned, paid, or awarded, as the case may be, to each of our non-employee directors during the fiscal year ended December 31, 2017.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1)		Unit Awards(2)		All Other Compensation		Total
	($)		($)		($)		($)
Stuart M. Brightman	$—	(3)	$—	(3)	$—	(3)	$—	(3)
Joseph Elkhoury	$—	(3)	$—	(3)	$—	(3)	$—	(3)
Paul D. Coombs	$58,500		$60,438		$—		$118,938
D. Frank Harrison	$58,500		$65,471		$—		$123,971
James R. Larson	$58,500		$70,504		$—		$129,004
Owen A. Serjeant	$—	(3)	$—	(3)	$—	(3)	$—	(3)
William D. Sullivan	$58,500		$60,438		$—		$118,938

(1)	The amounts in this column reflect payments earned for service as a non-employee director during 2017.

(2)	Phantom units granted on May 5, 2017 are valued at $7.00 per common unit in accordance with FASB ASC Topic 718.
(3)	Mr. Elkhoury served as our director until June 2, 2017. Messrs. Brightman and Elkhoury did not receive compensation for their service as directors during 2017.

Compensation Policies and Risk Management

To the extent that risks may arise from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on us, we are required to discuss our policies and practices for compensating our employees (including our employees that are not Named Executive Officers) as they relate to our risk management practices and risk-taking incentives. We have determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us, thus no such disclosure exists at this time. We seek to structure a balance between achieving strong short-term annual results and ensuring long-term viability and success by providing both annual and long-term incentive opportunities. We believe that providing both short- and long-term awards also helps to minimize any risk to us or our unitholders that could arise from excessive focus on short-term performance. Our General Partner’s board of directors is aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

Management and Compensation Committee Interlocks and Insider Participation

As previously discussed, our General Partner’s Board is not required to maintain, and does not maintain, a compensation committee. During 2017, Messrs. Brightman, Elkhoury, Knox, and Serjeant, who were directors of our General Partner, were also executive officers of TETRA. All compensation decisions with respect to Messrs. Brightman and Elkhoury are made by TETRA and they do not receive any compensation directly from us or from our General Partner, with the exception of equity awards granted under our Amended and Restated 2011 Long Term Incentive Plan, as described above. All compensation decisions with respect to Messrs. Knox and Serjeant are made by TETRA and our General Partner as described above, with the exception of equity awards under the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan which, if awarded, are granted by our General Partner’s Board.

ADOPTION OF THE SECOND AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

On October 6, 2018, the board of directors of our general partner unanimously approved the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Amended LTIP”), which is an amendment and restatement of the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan (the “LTIP”), subject to the approval of our unitholders. The Consenting Majority Unitholders approved the Amended LTIP on October 26, 2018. Under applicable securities regulations, the Amended LTIP may not become effective until at least 20 calendar days after the date this information statement was first sent or given to the our unitholders. As such, the effective date of the Amended LTIP will be October 26, 2018. We intend to file a registration statement pursuant to the Securities Act, on Form S-8, to register the additional common units authorized to be granted under the Amended LTIP.

The LTIP is integral to our compensation strategy and the board of directors of our general partner believes that increasing the aggregate number of common units that may be delivered with respect to Awards (as defined below) under the LTIP will provide the flexibility that we need to keep pace with our competitors and to effectively attract and retain the caliber of employees, directors and consultants essential for our growth and profitability. Accordingly, the Amended LTIP (i) increases the number of common units available for delivery with respect to Awards under the LTIP so that, as of the effective date of the Amended LTIP, the total number of common units available for delivery with respect to Awards under the Amended LTIP will be increased by 3,500,000 common units to an aggregate of 3,754,422 common units, (ii) adds a prohibition on repricing of options and unit appreciation rights without approval of our unitholders, except in the case of adjustments implemented to reflect certain transactions, (iii) adds calendar year limitations on the dollar value of Awards that may be granted to non-employee directors, (iv) subjects Awards and amounts paid or payable pursuant to or with respect to Awards to any applicable clawback policies or procedures adopted by our general partner, (v) extends the term of the LTIP to a maximum of ten years following the Amended LTIP’s effective date, and (vi) incorporates certain other non-material, ministerial changes.

Description of the Amended LTIP

The description of the Amended LTIP set forth below is a summary of the material features of the Amended LTIP. This summary, however, does not purport to be a complete description of all the provisions of the Amended LTIP. The summary is qualified in its entirety by reference to the full text of the Amended LTIP, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

Background and Purpose

The board of directors of our general partner adopted the Amended LTIP to promote the interests of us and our general partner by providing incentive compensation awards that encourage superior performance. The Amended LTIP is also intended to enhance the ability of us, our general partner and affiliates of us or our general partner to attract and retain the services of individuals who are essential for our growth and profitability and to encourage those individuals to devote their best efforts to advancing our business. As of October 26, 2018, there are 638,806 common units subject to outstanding phantom units awards under the LTIP.

The Amended LTIP provides for potential grants of: (i) restricted units; (ii) phantom units; (iii) unit awards; (iv) other unit-based awards; (v) options; (vi) unit appreciation rights (“UARs”); (vii) cash awards; (viii) distribution equivalent rights (“DERs”) and (viii) substitute awards (referred to collectively herein with the other awards as the “Awards”).

Common Units Subject to the Amended LTIP

Subject to adjustment in the event of any distribution, recapitalization, split, merger, consolidation or similar corporate event, the number of shares available for delivery pursuant to Awards under the Amended LTIP is equal to 5,037,122 common units (which, in addition to the additional 3,500,000 common units, includes (i) 1,296,221 common units previously issued pursuant to Awards granted under the LTIP or subject to outstanding Awards under the LTIP and (ii) 240,901 common units that remain available for issuance under the LTIP). If an Award under the Amended LTIP is forfeited, settled for cash or expires without the actual delivery of common units, any common units subject to such Award will again be available for new Awards under the Amended LTIP. Common units delivered with respect to substitute Awards granted in assumption of, or in substitution for, Awards held by individuals who become eligible to receive Awards under the Amended LTIP as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with us or an affiliate of us do not reduce the common units available for delivery under the Amended LTIP.

Administration

The Amended LTIP will generally be administered by the board of directors of our general partner, a committee thereof, the board of directors of an affiliate of us or our general partner or a committee of such affiliate’s board of directors (as applicable, the “Committee”). The Committee has the full authority, subject to the terms of the Amended LTIP and applicable law, to establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Amended LTIP, to designate Participants under the Amended LTIP, to determine the number of common units to be covered by Awards, to determine the type or types of Awards to be granted to a Participant, to determine the terms and conditions of any Award, to interpret and administer the Amended LTIP and any instrument or agreement relating to an Award made under the Amended LTIP, and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended LTIP.

Eligibility

All employees, consultants and directors of us, our general partner and affiliates of us or our general partner that perform services for us are eligible to be selected to participate in the Amended LTIP. The selection of which eligible individuals will receive Awards is within the sole discretion of the Committee. Eligible individuals to whom an Award is granted under the Amended LTIP are referred to as “Participants.” As of October 30, 2018, approximately 722 employees, four non-employee directors and two consultants, were eligible to receive Awards under the LTIP.

Individual Limitations on Awards

A non-employee director may not receive, in any calendar year, Awards having an aggregate grant date fair value that exceeds $300,000; provided that such limitation does not apply to any Awards made to a non-employee director during a period in which such individual was an employee or a consultant.

Term of the Amended LTIP

The term of the Amended LTIP will expire on the earliest of (i) the date it is terminated by the board of directors of our general partner, (ii) the date all common units available under the Amended LTIP have been delivered pursuant to Awards or (iii) the tenth anniversary of the effective date of the Amended LTIP.

Awards under the Amended LTIP

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture while it remains unvested. Upon vesting, the forfeiture restrictions lapse and the Participant holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the Participant to receive a common unit (or the cash equivalent of the fair market value of a common unit) upon the vesting of the phantom unit or on a deferred basis upon specified future dates or events. The Committee may make grants of restricted units and phantom units under the Amended LTIP that contain such terms, consistent with the Amended LTIP, as the Committee may determine are appropriate, including terms regarding the period over which restricted or phantom units will vest. The Committee may, in its discretion, base vesting on the Participant’s completion of a period of service, upon the achievement of specified performance criteria or on other factors as set forth in an Award agreement.

The Committee, in its discretion, may grant tandem unit distribution rights with respect to restricted units that provide that the distributions made by us with respect to the restricted units are subject to the same forfeiture and other restrictions as the restricted unit. If so restricted, such distributions may be paid directly to the Participant, held, without interest, until the associated restricted unit vests, be used to acquire additional restricted units, or be subject to such vesting or other terms as the Committee deems appropriate.

A phantom unit award may be granted with a tandem DER grant. At the Committee’s discretion, a tandem DER grant may be paid directly to the Participant, be reinvested into additional Awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying phantom unit, or be subject to such other provisions as the Committee deems appropriate.

Unit Awards

A unit award is an award of common units that are fully vested upon grant and are not subject to a restricted period or any other forfeiture provisions. Unit awards may be paid in addition to, or in lieu of, cash or other compensation that would otherwise be payable to a Participant.

Other Unit Based Awards; Cash Awards; DERs

The Amended LTIP also permits the grant of other unit-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based, or related to, common units. Other unit-based awards may be subject to vesting conditions based on the Participant’s continued service, the achievement of performance criteria or other measures, and other unit-based awards may be paid in cash, in common units, or some combination thereof, as determined by the Committee. Additionally, the Amended LTIP permits cash awards, as an element of or supplement to, or independent of any other Award under the plan.

Options and UARs

Options represent the right to purchase a number of common units at a specified exercise price. UARs represent the right to receive the appreciation in the value of a number of common units as of the exercise date over a specified exercise price. The Committee shall determine the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Committee, a “cashless-broker” exercise, withholding common units or any combination thereof. Options and UARs may be granted to such eligible individuals and with such terms as the Committee may determine, consistent with the terms of the Amended LTIP; however, options and UARs (other than those granted as substitute awards) must have exercise prices that are no less than the fair market value of their underlying common units as of the date of grant. Vesting provisions applicable to options and UARs will be determined at the Committee’s discretion and set forth in an applicable Award agreement.

Options and UARs may be granted with tandem DER grants. At the Committee’s discretion, a tandem DER grant may be paid directly to the Participant, be reinvested into additional Awards, credited to a bookkeeping account subject to the same vesting restrictions as the underlying option or UAR, or be subject to such other provisions as the Committee deems appropriate.

Substitute Awards

Substitute awards may be granted under the Amended LTIP in substitution for similar awards held by individuals who become employees, consultants and directors of us, our general partner or an affiliate of us or our general partner as a result of a merger, consolidation or acquisition by us or any of our affiliates of another entity or the assets of another entity.

Miscellaneous

Amendment

Our general partner’s board of directors or the Committee may amend, alter, suspend, discontinue, or terminate the Amended LTIP at any time; provided, however, that unitholder approval will be obtained for any amendment to the Amended LTIP to the extent necessary to comply with any applicable law, regulation or securities exchange rule. The Committee may also waive any conditions or rights under, amend any terms of or alter any outstanding Award made under the Amended LTIP, provided that such change does not materially reduce the rights or benefits of the Participant without the consent of the affected Participant.

Anti-Dilution Adjustments

Upon the occurrence of any recapitalization without a change of control, (a) the number and type of units covered by any outstanding award shall be adjusted to reflect such event and (b) the number and type of units with respect to which future Awards may be granted under the Amended LTIP shall be adjusted to reflect such event.

Change of Control

Upon a change of control (as defined in the Amended LTIP) of us, The Committee may, in its sole discretion, effect one or more of the following alternatives: (i) remove any applicable forfeiture restrictions, (ii) accelerate the time of exercisability or the lapse of any restricted period, (iii) require the mandatory surrender of outstanding Awards in exchange for cash payment to the holder, or (iv) make such adjustments, if any, to the Awards that the Committee deems appropriate to reflect the change of control, which could include substitution of Awards for new Awards.

Repricing

Repricing of options and UARs, directly or indirectly, is prohibited under the Amended LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain transactions or if such a repricing would increase the exercise price of an outstanding option or UAR.

Clawback.

The Amended LTIP provides that Awards under the Amended LTIP will be subject to any applicable clawback policy adopted by us, which may require the forfeiture, repurchase or recoupment of Awards and amounts paid or payable in connection with Awards.

Tax Withholding

We, our general partner or an affiliate of us or our general partner is authorized to deduct or withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award.

U.S. Federal Income Tax Consequences of the Amended LTIP

The following discussion is for general information purposes only and is intended to summarize briefly the U.S. federal income tax consequences to Participants arising from participation in the Amended LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the Amended LTIP may vary depending on the particular circumstances and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”), phantom units, and certain other Awards that may be granted pursuant to the Amended LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Phantom Units, Restricted Units and Other Awards

A Participant will not have taxable income at the time of the grant of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in settlement of the phantom unit award in an amount equal to the fair market value of the common units received or the amount of the cash payment, as applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units; provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of the common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b). If a Section 83(b) election is made and the common units are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited units.

A Participant who is an employee will generally be subject to withholding for federal, state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the Amended LTIP. Distributions that are received by a Participant prior to the time that the common units underlying an Award are subject to tax as described above are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse; however, if a valid Section 83(b) election is made with respect to restricted units, then the holding period of such units will begin on the date of receipt of the units.

Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of an option or UAR. Upon the exercise or, if later, the settlement of an option or UAR, a Participant will recognize ordinary compensation income (subject to applicable withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a UAR, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of an option or UAR, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The Amended LTIP allows the Committee to permit the transfer of Awards in limited circumstances. The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor specifically addressed, the income tax consequences of a transfer of options (other than in the context of divorce pursuant to a domestic relations order). However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the Amended LTIP that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits Under the Amended LTIP

The Awards, if any, that will be made to eligible persons under the Amended LTIP are subject to the discretion of the Committee; therefore, we cannot currently determine the benefits or the number of common units subject to Awards that may be granted in the future to our executive officers, employees and consultants or to members of the board of directors of our general partner under the Amended LTIP. Furthermore, because all Awards under the Amended LTIP are discretionary, it is not possible to determine which Awards would have been granted during the prior fiscal year had the Amended LTIP been in effect at that time. Therefore, the New Plan Benefits Table is not provided.

Previously Awarded Options, Warrants or Rights

The following table sets forth, for the Named Executive Officers and certain other groups, all common units underlying outstanding phantom unit awards previously awarded under the LTIP as of October 26, 2018. No associate of any of the directors or named executive officers set forth below holds or has held (i) options to purchase our common units or (ii) rights to receive our common units.

Name and Principal Position	Number of Common Units Underlying Phantom Unit Awards (1)
Owen A. Serjeant	190,239
President
Elijio V. Serrano	26,989
Chief Financial Officer
C. Brad Benge	23,048
VP of Operations
Ronald J. Foster	23,097
SVP, Chief Marketing Officer
Levent Caglar	37,625
VP NA Sales, Comp. Serv.
Timothy A. Knox	0
Former President (PEO)
Stuart M. Brightman	74,761
Former President (PEO)
All executives as a group	375,759
Non-executive director group (2)	22,997
Non-executive officer employee group	240,050
Total	638,806

(1)	This column includes outstanding phantom unit awards and performance phantom unit awards. Performance phantom unit awards are reported assuming achievement of the target performance objective.
(2)	The non-executive director group includes all members of the board of directors of our general partner who are not also executive officers.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, regarding compensation plans (including individual compensation arrangements) under which our common units are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants or Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders (1)	469,870 (2)	$—	540,181
Total	469,870	$—	540,181

(1)

Consists of the LTIP, which was approved by the board of directors of our general partner in connection with our initial public offering. Please read "Compensation Discussion and Analysis—Compensation Elements—Equity Incentive Awards" above for additional information regarding the LTIP.

(2)	Represents phantom unit awards and performance phantom unit awards outstanding under the LTIP. These phantom unit awards and performance phantom unit awards do not have an exercise price.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE AMENDED LTIP

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Amended LTIP if it is approved. In addition, the Amended LTIP provides for indemnification of the Committee to the fullest extent permitted by law, with respect to determinations made in connection with the Amended LTIP. Accordingly, the members of our general partner’s board of directors and the executive officers of our general partner have a substantial interest in the approval of the Amended LTIP.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding common units and Series A preferred units (on an as-converted basis) is sufficient to adopt the Amended LTIP, which vote was obtained through the written consent of the Consenting Majority Unitholders as the record owners of a majority of the issued and outstanding common and Series A preferred units (on an as-converted basis). Accordingly, no other votes are necessary to adopt the Amended LTIP and your approval is neither required nor requested.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.csicompressco.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

DELIVERY OF DOCUMENTS TO UNITHOLDERS SHARING AN ADDRESS

Unitholders who share a single address will receive only one information statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this information statement, he or she may contact us at (281) 364-2244, attention Investor Relations, or write to Investor Relations, CSI Compressco LP, 24955 Interstate 45 North, The Woodlands, Texas 77380. We will deliver separate copies of this information statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our information statement, you can request householding by contacting us in the same manner. If you own your units through a bank, broker or other unitholder of record, you can request additional copies of this information statement or request householding by contacting the unitholder of record.

ANNEX A

CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan

CSI COMPRESSCO LP

SECOND AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

SECTION 1.	Purpose of the Plan.

The CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan (the “Plan”) amends and restates the CSI Compressco LP Amended and Restated 2011 Long Term Incentive Plan (the “Original Plan”).  The Plan has been adopted by CSI Compressco GP Inc. (the “Company”), the general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”).  The Plan is intended to promote the interests of the Company and the Partnership by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance.  The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company, the Partnership and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Company, the Partnership and their Affiliates.

SECTION 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the Nonqualified Deferred Compensation Rules, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from the Nonqualified Deferred Compensation Rules pursuant to an applicable exemption.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor accounting standard.

“Award” means a Restricted Unit, a Phantom Unit, a Unit Award, Option, Unit Appreciation Right, an Other Unit-Based Award, Cash Award or a Substitute Award granted under the Plan, and includes any tandem DERs granted with respect to Awards (other than Restricted Units and Unit Awards).

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash granted under Section 6(g).

“Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events:

(i)any transaction or series of transactions that results in any Person or group of Persons other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate of the Company acquiring an ownership interest, directly or indirectly, in 50% or more of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof);

(ii)the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership and such plan is consummated;

(iii)the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than (a) the Company or an Affiliate of the Company or (b) pursuant to a spin-off or similar transaction, directly or indirectly, of such assets to the Partnership’s unitholders;

(iv)a transaction resulting in a Person other than the Company (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) or an Affiliate thereof being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof); or

(v)any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any portion of a 409A Award, the transaction or event described in clauses (i), (ii), (iii), (iv) or (v) above with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by the Nonqualified Deferred Compensation Rules.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or such committee as may be appointed by the Board to administer the Plan, which may be any compensation committee of the Board, any board of directors or a committee thereof of any Affiliate of the Company or the Partnership, or such other committee as may be appointed by the Board.

“Consultant” means an individual, other than a Director or Employee, who renders consulting or advisory services to the Company, the Partnership or any of their respective Affiliates.

“Director” means a member of the Board who is not an Employee or a Consultant.

“Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or a Unit Award), to receive with respect to each Unit subject to an Award an amount in cash, Units, Restricted Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Effective Date” means [●], 2018.

“Employee” means an employee of the Company, the Partnership or an Affiliate of either the Company or the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the most recent date on which Units were publicly traded preceding such date as reported in The Wall Street Journal (or other reporting service approved by the Committee).  If Units are not traded on a national securities exchange or other market on such relevant date, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the Nonqualified Deferred Compensation Rules.

“Nonqualified Deferred Compensation Rules” means the limitations and requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

“Option” means an option to purchase Units granted pursuant to Section 6(d).

“Other Unit-Based Award” means an Award granted pursuant to Section 6(c).

“Parent” means TETRA Technologies, Inc., a Delaware corporation and parent of the Company.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted pursuant to Section 6(a) that upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.

“Qualified Member” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.  As the context requires, the word “vest” and its derivatives refer to the lapse of some or all, as the case may be, of the restrictions imposed on an Award during such Restricted Period.

“Restricted Unit” means a Unit granted pursuant to Section 6(a) that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Substitute Award” means an award granted pursuant to Section 6(h).

“Unit” means a common unit of the Partnership.

“Unit Appreciation Right” means a contingent right granted pursuant to Section 6(e) that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

“Unit Distribution Right” or “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.

SECTION 3.	Administration.

(a)Authority of the Committee.  The Plan shall be administered by the Committee; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.  Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the then-current Chief Executive Officer of the Parent, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate or partnership law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act.  Upon any such delegation all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer of the Parent.  Any such delegation shall not limit the ability of the Chief Executive Officer of the Parent to receive Awards under the Plan; provided, however, the Chief Executive Officer of the Parent may not grant Awards to himself, a Director or any executive officer of the Company or its Affiliate, including the Parent, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate, but in no event shall an action of the Committee materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.

(b)Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or any of their respective Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or employee of the Company, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(c)Exemptions from Section 16(b) Liability.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Employee, Consultant or Director who is then subject to Section 16 of the Exchange Act in respect of the Partnership.  It is the intent of the Company that the grant of any Awards to, or other transaction by, an Employee, Consultant or Director who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt).  Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

SECTION 4.	Units.

(a)Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c) and Section 7, the aggregate number of Units that may be delivered with respect to Awards under the Plan will not exceed 5,037,122 Units (which number includes (i) 1,282,700 Units previously issued pursuant to an Award granted under the Original Plan or subject to an outstanding Award under the Original Plan and (ii) 254,422 Units that remain available for issuance under the Original Plan).  Units withheld from an Award or surrendered by a Participant for purposes of tax withholding obligations with respect to such Award or pay the exercise price of such Award (including the withholding of Units, where applicable) shall not be considered to be Units delivered under the Plan for this purpose.  If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right).  There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of newly issued Units, Units acquired in the open market, Units acquired from the Company, any Affiliate of the Company or the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)Anti-dilution Adjustments.  Notwithstanding anything contained in Section 7, upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event.  Upon the occurrence of any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

(d)Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

(e)Units Available Following Certain Transactions.  Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the Units authorized for issuance under the Plan or the limitations on grants to Directors under Section 5(b), nor shall Units subject to such Substitute Awards be added to the Units available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated).  Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has units or shares available under a pre-existing plan approved by equityholders and not adopted in contemplation of such acquisition or combination, the units or shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the equityholders of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the Units authorized for issuance under the Plan (and Units subject to such Awards shall not be added to the Units available for issuance under the Plan as provided above); provided, that Awards using such available Units shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not Directors or Consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

SECTION 5.	Eligibility; Award Limitations for Directors.

(a)Eligibility.  Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee and receive an Award under the Plan.  Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to Affiliates of the Partnership that are not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards which are subject to the Nonqualified Deferred Compensation Rules until such Affiliate of the Partnership adopts the Plan as a participating employer in accordance with Section 10.  Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

(b)Award Limitations for Directors.  In each calendar year during any part of which the Plan is in effect, a Director may not be granted Awards having an aggregate value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $300,000; provided, that, the limits set forth in this Section 5(b) shall be without regard to grants of Awards, if any, made to a Director during any period in which such individual was an Employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a Director.

SECTION 6.	Awards.

(a)Restricted Units and Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.

(i)UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant.  Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe.  Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.  Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(ii)Forfeitures.  Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination unless the Committee, in its discretion, waives in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units, at which time the Award would become vested to the extent the Committee provides; provided, however, that the waiver contemplated under this Section 6(a)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(iii)Lapse of Restrictions.

(A)Phantom Units.  Except as otherwise set forth in an Award Agreement, during the 10-day period immediately following vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive from the Company either one Unit or an amount in cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(B)Restricted Units.  Except as otherwise set forth in an Award Agreement, upon the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(b)Unit Awards.  The Committee shall have the authority to grant Unit Awards under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(c)Other Unit-Based Awards.  The Committee shall have the authority, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Award that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership.  The Committee shall determine the terms and conditions of any such Other Unit-Based Award.  Upon or as soon as reasonably practical following vesting, if applicable, an Other Unit-Based Award may be settled, as determined by the Committee in its sole discretion, in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.

(d)Options.  The Committee shall have the authority to grant Options that are intended to comply with Treasury Regulation Section 1.409A-l(b)(5)(i)(A) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 6(d), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.  The Committee may grant Options that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director.  The Committee shall have the authority to determine the number of Units to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)Exercise Price.  The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option.  The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the Nonqualified Deferred Compensation Rules shall be determined by the Committee at the time the Option is granted.

(ii)Time and Method of Exercise.  The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service with the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(d)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(e)Unit Appreciation Rights.  The Committee shall have the authority to grant Unit Appreciation Rights that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) only to Employees, Consultants or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee, Consultant or Director performs services.  For purposes of this Section 6(e), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation Section 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate.  The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with the Nonqualified Deferred Compensation Rules to any eligible Employee, Consultant or Director.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)Exercise Price.  The exercise price per Unit under a Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right.  For purposes of this Section 6(e)(i), the Fair Market Value of a Unit shall be determined as of the date of grant.

(ii)Time of Exercise.  The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.

(iii)Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company, the Partnership and their respective Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(e)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Unit Appreciation Rights that are designed to satisfy the Nonqualified Deferred Compensation Rules to fail to satisfy such rules.

(f)DERs.  To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.  Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(g)Cash Awards.  The Committee shall have the authority to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

(h)Substitute Awards.  The Committee shall have the authority to grant Awards under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or its Affiliate of another entity or the assets of another entity.  Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.  Except as provided in this Section 6(h) or in Section 7, without the approval of the unitholders of the Partnership, the terms of outstanding Awards may not be amended to (i) reduce the exercise price of an outstanding Option or Unit Appreciation Right, (ii) grant a new Option, Unit Appreciation Right or other

Award in substitution for, or upon the cancellation of, any previously granted Option or Unit Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchange any Option or Unit Appreciation Right for Units, cash or other consideration when the exercise price per Unit under such Option or Unit Appreciation Right exceeds the Fair Market Value of a Unit, or (iv) take any other action that would be considered a “repricing” of an Option or Unit Appreciation Right under the applicable listing standards of the national securities exchange on which the Units are listed (if any).

(i)General.

(i)Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any of its Affiliates.  Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership or any of their respective Affiliates, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered.  Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(ii)Limits on Transfer of Awards.

(A)Except as provided in Section 6(i)(ii)(B), each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)Unless otherwise specifically provided by the Committee, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, other than by will or the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their respective Affiliates.

(C)An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company, of a written request for such transfer and a certified copy of such order.

(iii)Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(iv)Issuance of Units.  The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entries to make appropriate reference to such restrictions.

(v)Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi)Restrictions on Awards.  The right of a Participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to service or performance conditions as may be specified by the Committee.  The Committee may use such individual or business criteria or other measures of performance as it may deem appropriate in establishing any such conditions, and it may exercise its discretion to reduce or increase the amounts payable under any Award subject to such conditions.

(vii)Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange.  No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7.	Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)Amendments to the Plan and Awards.  Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.  Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(b), 7(c), or 7(d) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(b)Recapitalizations.  If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitations provided in Section 4 shall be adjusted in a manner consistent with the recapitalization.

(c)Award Adjustment.  In the event of changes in the outstanding Units by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of Units or other consideration subject to such Awards.  In the event of any such change in the outstanding Units, the Unit limitations provided in Section 4 may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(d)Change of Control.  Upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii)

require the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per unit equal to the amount calculated in Section 7(e) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; or (iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards) provided such adjustment is consistent with this Section 7(d); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(e)Change of Control Price.  The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows:  (i) the per unit price offered to Unit holders in any merger or consolidation, (ii) the per unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company or the Partnership, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to Unit holders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(e), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards.  In the event that the consideration offered to unitholders of the Partnership in any transaction described in this Section 7(e) or Section 7(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

SECTION 8.	General Provisions.

(a)No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)Tax Withholding.  Unless other arrangements have been made that are acceptable to the Company, the Partnership or any of their respective Affiliates, as applicable, the Company, the Partnership or any of their respective Affiliates is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, previously held Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company, the Partnership or any of their respective Affiliates to pay such taxes.  Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Units through net settlement or previously owned Units shall be approved by either a committee made up of solely two or more Qualified Members or the full Board.  If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their respective Affiliates, to continue providing consulting services or to remain as a Director, as applicable.

Furthermore, the Company, the Partnership or any of their respective Affiliates may at any time dismiss a Participant from employment or service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

(e)Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.  If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).

(f)Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or any of its Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its participating Affiliates and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any of its participating Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any of its participating Affiliates.

(h)No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated with or without consideration.

(i)Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.

(k)Allocation of Costs.  Nothing herein shall be deemed to override, amend or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership and any of their respective Affiliates regarding the sharing of costs between those entities.

(l)Participation by Affiliates.  In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Company’s Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Company’s Affiliate, and, if made to the Company, shall be received by the Company as agent for the Company’s Affiliate.

(m)Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(n)Section 409A.  It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly.  Neither this Section 8(n) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Units underlying such Award) granted hereunder, and should not be interpreted as such.  In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.  Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date.  Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date.  The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(o)Clawback.  The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s or the Partnership’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(p)Status under ERISA.  The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

SECTION 9.	Term of the Plan.

(a)The Plan shall be effective on Effective Date. Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Original Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Original Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Original Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or Unit Appreciation Right shall also be subject to the provisions of Section 6(h) as set forth herein.  The Plan shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SECTION 10.Adoption by Affiliates.

With the consent of the Committee, any Affiliate of the Company or the Partnership that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any 409A Award.

ANNEX B

CSI COMPRESSCO LP

24955 Interstate 45 North

The Woodlands, Texas 77380

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF

INFORMATION STATEMENT MATERIALS

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

Important Notice Regarding the Availability of Information Statement Materials for Corporate Actions taken by the Consenting Majority Unitholders by Written Consent in lieu of a Meeting of Unitholders of CSI Compressco LP, a Delaware limited partnership (the “Partnership”), on or about October 26, 2018.

The Partnership is NOT soliciting proxy or consent authority, but is furnishing the Information Statement Materials pursuant to Rule 14a-6 (under Rule 14c-2) of the Securities Exchange Act of 1934, as amended.

This communication presents only an overview of the more complete Information Statement Materials, which contain important information and are available, free of charge, at www.edocumentview.com/CCLP, or by mail as instructed below. We encourage you to access and review all of the important information contained in the Information Statement Materials.

On October 26, 2018, CSI Compressco GP Inc., CSI Compressco Investment LLC, TETRA International Incorporated, OppenheimerFunds, Inc., Oppenheimer Steelpath MLP Income Fund, Hudson Bay MLP Fund LP, HBC MLP LLC, Merced Partners V, L.P., Athilon Capital Corp. LLC, and Merced Partners Limited Partnership (the “Consenting Majority Unitholders”) which collectively held a majority of the outstanding common and Series A preferred units (on an as-converted basis) (collectively, the “unitholders”) of CSI Compressco LP (the “Partnership”) approved the CSI Compressco LP Second Amended and Restated 2011 Long Term Incentive Plan by written consent in lieu of a special meeting.

This Notice of Internet Availability of the Information Statement is first being mailed on or about November 8, 2018 to each unitholder of record as of October 26, 2018. The earliest date of the actions described above to be taken pursuant to the written consent dated as of October 26, 2018 shall be taken on or about November 28, 2018, twenty (20) days following the mailing of this Notice of Internet Availability of the Information Statement. The Partnership’s annual report on Form 10-K for year ended December 31, 2017 and subsequently filed quarterly reports on Form 10-Q which accompany the Company’s Information Statement on Schedule 14C are available for downloading from the Company’s website at www.csicompressco.com. The Company’s Information Statement Materials can be viewed at www.edocumentview.com/CCLP.

If you want to receive a paper or email copy of the Information Statement Materials including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017 or the Partnership’s subsequently filed quarterly reports on Form 10-Q, you must request them. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below on or before November 18, 2018.

To request the Information Statement Materials via mail or email, you can call (800) 962-4284.  To request the Partnership’s annual report on Form 10-K for year ended December 31, 2017 and subsequently filed quarterly reports on Form 10-Q via mail or email, you can email the Partnership at corpsecretary@tetratec.com, or you can call us at (281) 364-2244. If requesting information via email, please note your request in the subject line of your email.

B-1

ANNEX B

Sincerely,

/s/ Owen Serjeant

Owen Serjeant, President

CSI Compressco GP Inc.

B-2